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                                                                   Exhibit 99.01

                           SOFTWARE LICENSE AGREEMENT

         This SOFTWARE LICENSE AGREEMENT is made and entered into as of December 6, 1999 (the "Effective Date") by and among SalesLogix Corporation, a Delaware corporation, with its principal offices located at 8800 N. Gainey Center Drive, Suite 200, Scottsdale, Arizona 85258 ("SalesLogix"), and Symantec Corporation, a Delaware corporation, with its principal offices located at 20330 Stevens Creek Blvd., Cupertino, California 95014 ("Parent"), and Symantec Limited, a wholly-owned limited liability company organized under the laws of Ireland, with its principal offices located at Ballycoolin Business park, Blanchardstown, Dublin 15, Ireland ("Subsidiary"). Parent and Subsidiary are collectively referred to herein as "Symantec".

                                    RECITALS

         A. Symantec owns or has sufficient rights to certain proprietary software products (consisting of programs and related documentation) that Symantec distributes and licenses under the name "ACT!(R)".

         B.       SalesLogix  is in the business of  developing,  marketing  and
                  distributing   proprietary  software  products  consisting  of
                  programs and related documentation and related services.

         C. Symantec and SalesLogix wish to enter into an agreement providing, among other things, for SalesLogix to license, on an exclusive basis, Symantec's ACT! product line and certain related rights and Intellectual Property, with an option to purchase the product line.

WHEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.       GLOSSARY

         1.1   "Act" means the Copyright Act of 1976, as amended.

         1.2   "ACT! 2000" means the ACT! 2000 for Windows 95/98/NT.

         1.3   "ACT! CE" means the ACT! 1.01 for Windows CE.

         1.4   "ACT! for Mac" means the ACT! 2.8 for Macintosh.

         1.5   "ACT! Pilot" means the ACT! 1.01 for Palm Pilot Link.

         1.6 "Affiliate" means, with respect to any person or entity, any other person or entity that directly or indirectly controls, is controlled by, or is under common control with such person or entity, except that the term "Affiliate" shall not be deemed to apply to officers and directors of a party hereto acting in their own personal individual capacity

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and not for the benefit of or on behalf of a party hereto or such party, subsidiaries or entity affiliates. For purposes of this provision, "control" means, with respect to an entity, the ownership, directly or indirectly, of more than 50% of the equity interest of such entity.

         1.7 "Ancillary Agreements" means, collectively, the Transition Agreement, the Derivative Products Escrow Agreement, the Purchase Escrow Agreement, the Registration Rights Agreement (or alternatively, the Alternate Investor Rights Agreement), and the Stockholder Agreement (as such terms are defined herein).

         1.8 "Anniversary Date" means the fourth (4th) Anniversary of the Closing Date (as defined below).

         1.9 "Assumed Contracts" means all support and upgrade insurance contracts for the Licensed Products in effect on the Closing Date as described on EXHIBIT C, plus those additional contracts designated as Assumed Contracts on EXHIBIT C.

         1.10 "Symantec Disclosure Letter" means the disclosure letter dated as of the Effective Date, which is being delivered by Symantec to SalesLogix concurrently with the execution of this Agreement as provided in Section 11.

         1.11 A "business day" means a day, other than Saturday, Sunday or a day on which banks located in San Francisco, California are closed for business due to a federal or state holiday. If the day on which an act or event is scheduled to occur under this Agreement shall not be a business day, then the same shall be timely if it occurs on the next following business day.

         1.12 "Closing" means consummation of the transfers and activities contemplated by Section 3.1 of this Agreement in accordance therewith.

         1.13 "Closing Date" means the date upon which the Closing has occurred pursuant to Section 3.

         1.14 "Code" means the U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations (final and temporary) promulgated thereunder and the administrative pronouncements issued by the Internal Revenue Service relating thereto.

         1.15 "Confidential Information" of a party hereto means all confidential and proprietary information of such party marked as such (if such information is capable of being so marked) not generally known to the public regarding such party's products and business that are disclosed by such party (the "Disclosing Party") to the other party (the "Non-Disclosing Party") under this Agreement including, but not limited to, the Licensed Programs and the Licensed Materials (as defined below). Confidential Information does not include information (i) in the public domain at the time of delivery, (ii) subsequently published or otherwise made part of the public domain through no fault of the Non-Disclosing Party or of its representatives, (iii) rightfully in the Non-Disclosing Party's

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possession at the time of disclosure and not acquired by the Non-Disclosing party directly or indirectly from such Disclosing Party or its representatives on a confidential basis, or (iv) which becomes available to the Non-Disclosing Party on a non-confidential basis from a source that, to the best of its knowledge, is not under an obligation to the Disclosing Party.

         1.16 "Consolidated Revenue" means the combined revenues of SalesLogix and the SalesLogix Group determined in accordance with GAAP.

         1.17 "Deliverables" means (i) the Source Code to be delivered to Symantec as provided herein, (ii) such other items as are specified in EXHIBIT I, and (iii) such other items as are specified in the Transition Agreement.

         1.18 "Derivative Products Escrow Agreement" means that certain agreement to be entered into by and among SalesLogix, Symantec and DSI Technology Escrow Services, Inc. ("DSI") on DSI's standard terms and conditions to implement the escrow contemplated by Section 9.7 hereof.

         1.19 "Derivative Work" means a work based upon, recast, transformed or adapted from any of the Licensed Programs or Licensed Materials and includes any revisions, customizations, enhancements, interfaces, annotations, elaborations, or other additions or modifications made to any of the Licensed Programs or Licensed Materials.

         1.20 "Designated Persons" means those persons set forth in EXHIBIT S.

         1.21 "Encumbrance" means any title defect, lien, mortgage, security interest, pledge, charge, adverse claim, encumbrance or any other right of others or other adverse interest of any kind, including without limitation licenses, sublicenses, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements.

         1.22 "End Products" means any SalesLogix products, materials or offerings which include all of, any portion of, or any Derivative Work based on, a Licensed Product.

         1.23 "End User" means any person or entity that is granted a license by or through SalesLogix, its Providers, its licensees, sublicensees or their respective agents, pursuant to the authority granted under this Agreement, to use an End Product solely for such End User's internal purposes and not for further licensing to others.

         1.24 "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations promulgated thereunder.

         1.25 "GAAP" means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

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         1.26 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

         1.27 "Intellectual Property" means all patents, patent applications, trademarks (registered or unregistered) and trademark applications, and all trademark rights and related goodwill, including but not limited to service names, service marks, trade names and design marks (and any applications or registrations therefor), trade secrets, corporate names, copyrights, copyright registrations (and any applications therefor), reports, utility models, proprietary data and systems, customer lists, pricing policies, customer information, customer contact information, marketing plans and strategies, promotional materials, analyses, forecasts, studies, research and development data, data bases, manuals, documents, records, computer files, software programs, data, plans, information, schematics, codes, methods, processes, routines, algorithms, formulae, ideas, concepts, innovations, inventions, new discoveries (including new machines, manufacturing methods, apparatuses, compositions of matter, designs and improvements), know-how, rights of privacy or publicity, any licenses for use of any of the foregoing, and any and all other intellectual property, proprietary information and proprietary rights related thereto, whether or not subject to statutory registration or protection.

         1.28 "Licenses" means the licenses granted to SalesLogix pursuant to Sections 2.1, 2.2 and 2.6 of this Agreement.

         1.29 "Licensed Materials" means all of the user manuals, handbooks and other related written materials developed by or for Symantec for use by End Users of the Licensed Programs in conjunction with any Licensed Program or a Derivative Work based on a Licensed Program.

         1.30 "Licensed Products" means the Licensed Materials, the Licensed Programs and the Shared Technology.

         1.31 "Licensed Programs" means the proprietary computer software programs of Symantec licensed under this Agreement, as described on EXHIBIT A, each further consisting of a series of instructions in Source Code form (as defined below) and the underlying program logic and concepts, together with all related proprietary technology, Intellectual Property and intangible rights and Derivative Works thereof; provided, however, that only the Source Code for the most current version, as of the Closing Date, of each of the Licensed Programs, excluding Source Code for any Third Party Software (to the extent Symantec cannot provide such Source Code under its license agreements) and the Source Code for the Shared Technology, shall be a Deliverable hereunder.

         1.32 "Marks" means the registered and unregistered trademarks listed on EXHIBIT B.

         1.33 "Material Adverse Effect" when used with reference to a party means any event, change or effect that is (or will with the passage of time be) materially adverse to

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such party's condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations.

         1.34 "Object Code" means code, including Java byte code and applets, resulting from the translation or processing of Source Code by a computer into a machine language, and thus is in a form that would not be convenient to human understanding of the program logic, but which is appropriate for execution or interpretation by a computer.

         1.35 "Other Transferred Assets" means the rights described on EXHIBIT
C.

         1.36 "Providers" means all original equipment manufacturers, independent software vendors, system houses, system integrators, value added relicensors, distributors, dealers, and other entities engaged in doing business with SalesLogix for the purposes of ultimate distribution, directly or indirectly, of End Products to End Users.

         1.37 "Purchase Escrow Agreement" means that certain agreement to be entered into by and among SalesLogix, Symantec and Harris Trust Company of California (the "Escrow Agent") in substantially the form of EXHIBIT K hereto.

         1.38 "Retained Assets" means all assets of Symantec not listed on Exhibits A, B, C and D, including (by way of example) but not limited to: (i) the marketing, advertising and distribution channel assets of Symantec, whether or not related to the Licensed Products; (ii) all Symantec's cash, bank accounts and securities; (iii) all Symantec's accounts receivable, unbilled receivables, notes and other amounts receivable from third parties; (iv) all insurance policies of Symantec and all rights of Symantec of every nature and description under or arising out of such insurance policies; (v) claims for refunds of Taxes (as defined below) actually paid by Symantec prior to the Closing Date; and (vi) all assets of, or held by or with respect to, any employee benefit plan (whether or not governed by ERISA) or any trust, fund or account that is related to any such employee benefit plan or that is similar in purpose or function thereto. Notwithstanding the foregoing, if an asset fits within any of the categories described in clauses (i) through (vi) above, but is included on Exhibit A, B, C or D, such asset shall nonetheless be transferred to SalesLogix hereunder.

         1.39 "Royalty Term" means the period from the Closing Date through the Anniversary Date.

         1.40 "Shared Technology" means the LiveUpdate and LiveReg software programs as well as the other programs and technology listed on EXHIBIT G hereto.

         1.41 "Source Code" means a computer software program in a form in which the program logic can be deduced by a human being, such as a printed listing of the program, or in an encoded machine-readable form, such as might be recorded on magnetic tape or disk, from which a printed listing can be made by processing it with a computer.

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         1.42 "SalesLogix Disclosure Letter" means the disclosure letter dated as of the Effective Date which is being delivered by SalesLogix to Symantec concurrently with the execution of this Agreement as provided in Section 12.

         1.43 "SalesLogix Group" means any and all corporations, firms, partnerships or other entities, whether de jure or de facto, that directly or indirect own, are owned by or are under common ownership with SalesLogix to the extent of at least 50 percent of the equity having the power to vote on or direct the affairs of such entity and any corporation, firm, partnership or other entity actually controlled by, controlling or under common control with SalesLogix.

         1.44 "Sublicensed Contracts" means those contracts designated as such on EXHIBIT C.

         1.45 "Subsidiaries" means any corporation in which a party hereto owns, directly or indirectly, more than fifty percent (50%) of its outstanding shares.

         1.46 "Tangible Assets" means the tangible assets listed on EXHIBIT D, which shall be deemed to have the aggregate purchase price indicated on Exhibit D.

         1.47 "Tax" or "Taxes" means all taxes or similar governmental charge, impost or levy of any kind whatsoever (whether payable directly or by withholding), including without limitation, income taxes, gross receipts taxes, franchise taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, value added taxes, documentary taxes, intangible personal property taxes, withholding taxes, real or personal property taxes, employee withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, minimum taxes or windfall profits taxes, together with any related liabilities, penalties, fines, additions to tax or interest, imposed by the United States or any state, county, provincial, local or foreign government or any instrumentality, subdivision or agency thereof.

         1.48 "Third Party Software" means proprietary computer software programs or other Intellectual Property rights, owned by third parties, licensed to Symantec and incorporated in the Licensed Products. Third Party Software is identified in EXHIBIT T, with EXHIBIT T-1 listing the Third Party Software that Symantec is sublicensing to SalesLogix pursuant to Section 2.1(c) hereof (which licenses are also listed on Exhibit C as Sublicensed Contracts), EXHIBIT T-2 listing the Third Party Software licenses that are being assigned by Symantec to SalesLogix, if any (which licenses are also listed on Exhibit C as Assumed Contracts), and EXHIBIT T-3 listing Third Party Software which Symantec may not sublicense or assign to SalesLogix and for which SalesLogix will need to obtain its own license (which Third Party Software is also identified in the Symantec Disclosure Letter).

         1.49 "Transaction Fee" means the fee payable by SalesLogix to Symantec pursuant to Section 6.1.

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         1.50 "Transferred Liabilities" means the liabilities and obligations described on EXHIBIT E.

         1.51 "Transition Agreement" means the agreement between the parties for organizing and effecting transition of the Licensed Products from Symantec to SalesLogix, in substantially the form of EXHIBIT F.

         1.52 "Transition Period" means the period from the Closing Date through March 31, 2000, except as adjusted pursuant to Section 6.6.

         1.53 "Year 2000 Compliant" means that the software:

              (a) Will accurately process prior to, during and after the year 2000, all date-related data and dates before, on and after January 1, 2000, including but not limited to accurately inputting, storing, manipulating, comparing, calculating, updating, recording, displaying, outputting, transferring and sequencing such dates and data;

              (b) Will accurately interface with other software and hardware that uses standard date format (4 digits) for representation of the year;

              (c) Will correctly process calendar dates for leap year as defined by the Gregorian calendar (note that year 2000 is a leap year);

              (d) Will not incur any adverse performance degradation due to changes added to support Year 2000 compliance;

              (e) Will provide capability for users to readily identify and use the century in any date fields without special processing; and

              (f) Will accommodate date data century recognition (4 digit years) in all date-related data fields and in all date-related functions.

2.       LICENSES GRANTED

         2.1 Licensed Products. Subject to the terms and conditions of this Agreement and the Transition Agreement, as well as pre-existing licenses granted by Symantec through the Closing Date which are described on SCHEDULE 2.1 hereto, Symantec hereby grants SalesLogix, effective as of the Closing Date and continuing for the duration of the Royalty Term:

         (a) an exclusive, worldwide license under Symantec's Intellectual Property rights:

             2.1.1 to reproduce, distribute and display the Licensed Programs in Object Code form, in whole or in part, including, the right to incorporate and distribute such Licensed Programs in Object Code form in End Products to be distributed by or for

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SalesLogix or its Providers and to license and sublicense Providers to reproduce, distribute and display such Licensed Programs in Object Code form to End Users;

             2.1.2 to reproduce and to license Providers to reproduce the Licensed Programs in Source Code form, in whole or in part, for purpose of providing maintenance and support to End Users; and

             2.1.3 to reproduce, distribute and display and to license Providers to reproduce, distribute and display the Licensed Materials, in whole or in part, in End Products to be distributed by or for SalesLogix or its Providers and to license and sublicense Providers to distribute such Licensed Materials to End Users;

         (b) a non-exclusive worldwide license to exercise the rights described in Subsections 2.1.1, 2.1.2 and 2.1.3 above with respect to the Shared Technology; provided, however, that Symantec shall retain its rights in the Shared Technology and the right to grant sublicenses to third parties with respect thereto (and only the Object Code, and not the Source Code, for the Shared Technology shall be a Deliverable hereunder); and

         (c) a non-exclusive, worldwide license to reproduce, distribute and display the Object Code of the sublicensed Third Party Software identified in EXHIBIT T-1, subject to the terms and conditions of such third party contracts.

         2.2 Derivative Works. Subject to the terms and conditions of this Agreement and the Transition Agreement, Symantec hereby grants to SalesLogix, effective as of the Closing Date and continuing for the duration of the Royalty Term, an exclusive, worldwide license:

             2.2.1 to prepare Derivative Works and compilations based on the Licensed Programs and Licensed Materials and any Derivative Works or compilations thereof, including the right to license Providers to prepare Derivative Works and the right to reproduce and distribute Licensed Programs in Source Code form and Licensed Materials to such licensee(s) for purposes of preparing Derivative Works; provided, however, that such Derivative Works based on the Licensed Programs are prepared solely for SalesLogix or, if prepared for a specific Provider, involve only minor private labeling, interfacing or translation changes that do not substantially change the overall functionality of the underlying product when compared to the form of the Licensed Programs that is offered by SalesLogix to other Providers. Notwithstanding the foregoing restrictions, but subject to Section 2.8, SalesLogix may authorize up to a maximum of ten (10) Providers to have Derivative Works containing significant changes to functionality prepared for them, provided that SalesLogix provides written notice thereof to Symantec, and provided that SalesLogix does not authorize more than ten (10) Providers to have such Derivative Works prepared for them without the prior written consent of Symantec. Any such agreements entered into by SalesLogix with Providers shall provide that SalesLogix will be the owner of any Derivative Works created and the Intellectual Property rights therein.

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             2.2.2 to reproduce, distribute and display such Derivative Works and compilations based on Licensed Programs and Licensed Materials, in whole or in part, provided that portions of such Derivative Works and compilations containing Licensed Programs may be reproduced and distributed in Object Code form only; and

             2.2.3 to license and sublicense Providers to reproduce, distribute and display such Derivative Works and compilations based on Licensed Programs and Licensed Materials, provided that such portions of such Derivative Works and compilations containing Licensed Programs may be reproduced and distributed in Object Code form only.

         2.3 Rights Retained by Symantec. In addition to the rights retained by Symantec with respect to the Shared Technology as set forth in Section 2.1(b) above and the Third Party Software identified in EXHIBITS T-1 AND T-3, Symantec shall remain the owner of the Licensed Products and the Intellectual Property rights associated with the Licensed Products in the form delivered at Closing. Symantec (and its Affiliates) shall be entitled: (a) to internally use the Licensed Products to support its business activities; and (b) to include portions of the Licensed Products currently shared by other products currently distributed, marketed or licensed by Symantec (as well as products currently under development by Symantec as long as the portions of the Licensed Products included in such products under development do not represent a material portion of any Licensed Program) for use, promotion, marketing, licensing or distribution of products to third parties (including future revisions or versions of such products).

         2.4 Grant Back of License to Derivative Works to Symantec. Any Derivative Works of the Licensed Programs and Licensed Materials created, developed, used, adapted, modified, reproduced, marketed, promoted, licensed or sublicensed pursuant to Section 2.2 (the "Derivative Products") shall be owned by SalesLogix. SalesLogix hereby grants Symantec a fully paid worldwide license, with rights to sublicense (i) to use, adapt, modify and reproduce for all purposes the Derivative Products, in whole or in part, (ii) to create and develop Derivative Works and compilations based on the Derivative Products, in whole or in part, and (iii) to license and sublicense others to use, adapt, modify, reproduce, market, promote, license and sublicense the Derivative Products, in whole or in part, which rights shall include, but not be limited to, the right to license and sublicense to third parties the right to incorporate and distribute such Derivative Products in End Products to be distributed by such third parties. Such license shall become exclusive following the Royalty Term (unless a conversion of the Licenses to perpetual occurs pursuant to Section 9.1 or SalesLogix exercises the Purchase Option pursuant to
Section 9.2), and shall become exclusive upon a termination of this Agreement during the Royalty Term. Symantec hereby covenants to forebear from exercise of the rights granted to it pursuant to this Section 2.4 and, other than the obligations to deliver Source Code and Derivative Products into the source code escrow pursuant to the Derivative Products Escrow Agreement, as provided by
Section 9.7, SalesLogix shall have no delivery obligations under this Section 2.4, until the earlier of (a) the Anniversary Date, or (b) the date on which this Agreement is terminated. In the

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event the Licenses are converted to perpetual pursuant to Section 9.1 or
SalesLogix exercises the Purchase Option pursuant to Section 9.2, then upon such conversion, the license to Derivative Works granted to Symantec hereunder shall terminate and expire.

         2.5 Copyright Registrations. If SalesLogix shall register pursuant to the Act a copyright in the End Products or Derivative Works or compilations based upon or containing Licensed Products, SalesLogix shall identify in any such registration the pre-existing Licensed Product(s) by Symantec which is included in or upon which is based the End Product, Derivative Work or compilation.

         2.6 Trademarks. For the duration of the Royalty Term, Symantec hereby grants to SalesLogix an exclusive worldwide license, subject to the preexisting licenses granted by Symantec, to use the Marks in connection with the promotion of the Licensed Products and Derivative Products. This trademark license shall be subject to SalesLogix's compliance with Symantec's trademark usage guidelines attached hereto as EXHIBIT H to which Symantec may make reasonable modifications from time to time upon written notice to SalesLogix. SalesLogix hereby acknowledges Symantec's ownership of the Marks, agrees that it will do nothing inconsistent with such ownership, and agrees that all use of the Marks by SalesLogix shall inure to the benefit of Symantec. SalesLogix agrees that nothing in this Agreement shall give SalesLogix any right, title or interest in the Marks other than the right to use the Marks in accordance with this Agreement. SalesLogix agrees not to register or attempt to register the Marks as a trademark, service mark, internet domain name, or trade name, or any similar mark or name, with any domestic or foreign governmental or quasi governmental authority, which would be likely to cause confusion with the Marks. SalesLogix may not register or use the Marks or an abbreviation of the Marks as part of an internet domain name, except with Symantec's prior written approval, which approval shall not be unreasonably denied or delayed; provided however, that the domain names listed on SCHEDULE 2.6 hereto are deemed approved by Symantec. Use of any such internet domain name will be subject to the terms of this Agreement. SalesLogix agrees to maintain a consistent level of quality in connection with its use of the Marks equal to that found in SalesLogix's existing technology-related publications. SalesLogix further agrees to maintain a level of quality in connection with its use of the Marks that is consistent with general industry standards. SalesLogix understands that Symantec has the right to monitor SalesLogix's use of the Marks. If SalesLogix produces other than on-line publications in connection with the Marks, SalesLogix shall provide Symantec representative samples of each such publication at the time the publication is first published. If Symantec determines that SalesLogix is using the Marks improperly and/or on goods which do not meet the quality standards set forth above, Symantec shall so notify SalesLogix, and SalesLogix shall remedy the improper use within fifteen (15) business days following receipt of such notice from Symantec, with respect to on-line use, and within thirty (30) days following receipt of such notice from Symantec with respect to hard copy, CD-ROM and other electronic publications. The title of any publication SalesLogix publishes pursuant to this agreement shall bear subscript trademark notices ("(TM)" or (R), as appropriate) immediately following the Marks. SalesLogix shall include with any publication with which the

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Marks is used a trademark legend indicating that the Marks are marks of
Symantec, used under license, and a disclaimer that SalesLogix and not Symantec has produced the publication and is responsible for the content thereof.

         2.7 Competing Products Permitted. During the Royalty Term SalesLogix shall have the right to develop, use, adapt, modify, reproduce, market, promote, sell, license and sublicense products competitive with or functionally similar to the Licensed Products or the End Products which are independently developed by SalesLogix or by a third party and no such product shall give rise to a different or additional royalty or other payment obligation under this Agreement.

         2.8 Sublicenses. SalesLogix shall not grant exclusive licenses or sublicenses relating to a Licensed Product unless: (a) SalesLogix obtains Symantec's prior written consent, which consent shall not be unreasonably denied or delayed; or (b) such exclusive license (i) is subject to Symantec's rights under this Agreement (including Sections 2.3 and 2.4), (ii) shall terminate immediately, by its terms, if and when the Licenses to SalesLogix terminate, and
(iii) does not have the effect of licensing to SalesLogix's licensee a substantial portion of the material rights granted to SalesLogix under this Agreement.

         2.9 Termination of Licenses for Default. Without limiting Symantec's other remedies hereunder, if SalesLogix fails to fulfill any payment obligation when due under this Agreement, then, thirty (30) days after providing written notice to SalesLogix specifying such default, Symantec may terminate the Licenses, without liability, unless SalesLogix has cured the default within the thirty (30) day period. Termination of the Licenses by Symantec under this
Section 2.9 shall give immediate rise to the rights and obligations of the parties under Section 9.5.

3.       CLOSING

         The parties intend that, pursuant to the Licenses, SalesLogix shall during the Royalty Term have sole and exclusive responsibility for the Licensed Programs and the Licensed Materials, subject to the terms and conditions of this Agreement. Accordingly, in order to permit SalesLogix to fully implement the Licenses and conduct its business related to the Licensed Products during the Royalty Term, Symantec and SalesLogix agree to the Section 3 provisions set forth below.

         3.1 Closing. The Closing of the transactions described in this Agreement shall take place at 10:00 a.m., at the offices of Fenwick & West LLP at Two Palo Alto Square, Palo Alto, California, on a date to be specified by the parties, which will be no later than the fifth (5th) business day after satisfaction or waiver of the conditions set forth in Sections 4 and 5, but in no event before December 31, 1999.

         3.2 Transfer of Tangible Assets and Other Transferred Assets; Deliverables. Symantec shall sell, assign and transfer to SalesLogix, at the Closing, all right, title and interest to the Tangible Assets. At the Closing Symantec shall transfer to SalesLogix the

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rights indicated on EXHIBIT C hereto to the Other Transferred Assets. At the
Closing Symantec shall transfer to SalesLogix and SalesLogix shall assume the Transferred Liabilities. In no event shall Symantec be deemed to have transferred to SalesLogix any rights in the Retained Assets. Symantec shall deliver to SalesLogix at the Closing the Deliverables described in EXHIBIT I.

         3.3 Termination of Agreement Prior to Closing; Effect; Waivers. This Agreement may be terminated prior to Closing: (i) by the mutual consent in writing of Symantec and SalesLogix; (ii) by the Board of Directors of Symantec if any condition provided in Section 5 has not been satisfied or waived on or before March 30, 2000; (iii) by the Board of Directors of SalesLogix if any condition provided in Section 4 has not been satisfied or waived on or before March 30, 2000; or (iv) by the Board of Directors of either Symantec or SalesLogix if the Closing Date has not occurred by March 30, 2000; provided, however, that the right to terminate this Agreement under clause (iv) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date; or (v) by either party if there shall have been instituted, pending or threatened (and not withdrawn) any action or proceeding by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, or there shall be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prevent consummation of any of the transactions contemplated by this Agreement or the Ancillary Agreements.

             3.3.1 Effect of Termination. In the event of termination of this Agreement as provided in this Section 3.3, this Agreement shall forthwith become void (excepting only those provisions hereof that by their terms survive the termination of this Agreement), each party shall pay the costs and expenses incurred by it in connection herewith, and there shall be no liability on the part of any party hereto; provided that nothing herein shall relieve either party from liability for any willful breach hereof.

             3.3.2 Waiver. At any time prior to the Closing, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby.

         3.4 Other Negotiations. Between the Effective Date and either Closing or termination of this Agreement pursuant to Section 3.3 (the "Expiration Date"), Symantec will not, directly or indirectly, through any officer, director (subject, however, to the fiduciary duty of the Board of Directors), employee, Affiliate or agent or otherwise, take any action to solicit, initiate, seek, entertain, encourage or support any inquiry, proposal or other offer from, furnish any information to, or participate in any discussions or negotiations with, any third party regarding any sale or licensing of the Licensed

Programs or Licensed Materials or associated business, other than nonexclusive licenses in the ordinary course of business related to the distribution of the Licensed Products.

4.       CONDITIONS TO CLOSING BY SALESLOGIX

         SalesLogix's obligation to Close the transactions described in this Agreement is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

         4.1 Representations and Warranties Correct; Performance. The representations made by Symantec pursuant to Section 11 shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date other than such representations and warranties as are made as of another date; and all covenants, agreements, and conditions contained in this Agreement to be performed or complied with by Symantec on or prior to the Closing shall have been performed or complied with in all material respects.

         4.2 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to SalesLogix.

         4.3 Officer's Certificates. SalesLogix shall have received a certificate, dated as of the Closing Date, executed on behalf of Symantec by an appropriate officer stating that the conditions to Closing set forth in Section
4.1 hereof have been complied with in all material respects.

         4.4 Requisite Approvals. All requisite consents, authorizations, and regulatory approvals of governmental bodies, and of those private entities listed on EXHIBIT J shall have been received.

         4.5 Escrow Agreements. The parties thereto shall have entered into and delivered the Purchase Escrow Agreement and the Derivative Products Escrow Agreement.

         4.6 Opinion of Symantec's Counsel. SalesLogix shall have received an opinion of counsel for Symantec in the form attached hereto as EXHIBIT L dated as of the Closing Date.

         4.7 Registration Rights Agreement. Symantec shall have entered into and delivered a Registration Rights Agreement with Symantec, in the form of EXHIBIT M hereto (the "Registration Rights Amendment"), or at Symantec's option, shall have entered into and delivered an agreement which provides Symantec with the registration and other rights granted under the Investors Rights Agreement entered into by SalesLogix with one or more of the new investors who provide financing to SalesLogix between the date hereof and the Closing Date (the "Alternate Investor Rights Agreement").

         4.8 Stockholder Agreement. Symantec shall have entered into and delivered the Stockholder Agreement in substantially the form of EXHIBIT N hereto (the "Stockholder Agreement").

         4.9 Transition Agreement. Symantec shall have entered into and delivered the Transition Agreement.

         4.10 HSR Act. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

         4.11 No Injunctions or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction, judgment or other order or ruling issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition will be in effect which would (i) make the Licenses illegal or otherwise prevent the consummation of this Agreement, (ii) prohibit SalesLogix's receipt, use or operation of, or compel SalesLogix or to dispose of or hold separate, all or a material portion of the Licenses or Licensed Products, (iii) compel SalesLogix to dispose of or hold separate all or a material portion of the Licenses or Licensed Products or Tangible Assets, or (iv) impose material limitations on the ability of SalesLogix effectively to exercise full ownership and financial benefits of the Licenses and Tangible Assets, or impose any condition to this Agreement or the Licenses which would be materially adverse to SalesLogix.

         4.12 No Litigation. No suit, claim, cause of action, arbitration, mediation, investigation or other proceeding under which a third party or governmental entity is contesting, challenging or seeking to alter, enjoin or adversely affect the transfer of the Licensed Products or Licenses contemplated by this Agreement or any other transaction contemplated by this Agreement, will be pending or threatened.

         4.13 Licensed Products. There shall have been no material adverse change in the business that consists of Symantec's marketing, distribution and sale of the Licensed Products from the Effective Date.

         4.14 Bill of Sale and Assumption of Liabilities. The parties shall have executed and delivered a Bill of Sale with respect to the Tangible Assets and an Assignment and Assumption of Liabilities with respect to the Assumed Contracts and the Transferred Liabilities, each in form and substance satisfactory to SalesLogix.

5.       CONDITIONS TO CLOSING BY SYMANTEC

         Symantec's obligation to Close the transactions described in this Agreement is subject to the fulfillment or prior to the Closing Date of each of the following conditions:

         5.1 Representations and Warranties Correct; Performance. The representations and warranties made by SalesLogix in Section 12 shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date other than such representations and warranties as are made as of another date; and all covenants, agreements, and conditions contained in this Agreement to be performed or complied with by SalesLogix on or prior to the Closing shall have been performed or complied with in all material respects.

         5.2 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Symantec.

         5.3 Officer's Certificate. Symantec shall have received a certificate, dated as of the Closing Date, executed on behalf of SalesLogix by an appropriate officer stating that the conditions to closing set forth in Section 5.1 hereof have been complied with in all material respects.

         5.4 Requisite Approvals. All requisite consents, authorizations, and regulatory approvals of governmental bodies, and of those private entities listed on EXHIBIT J shall have been received.

         5.5 Opinion of SalesLogix's Counsel. Symantec shall have received an opinion of Osborn Maledon, P.A., counsel to SalesLogix, in the form attached hereto as EXHIBIT O dated as of the Closing Date.

         5.6 Registration Rights Agreement. SalesLogix and the requisite other parties thereto shall have entered into and delivered the Registration Rights Amendment, or at the option of Symantec, the Alternate Investor Rights Agreement.

         5.7 Transition Agreement. SalesLogix shall have entered into and delivered the Transition Agreement.

         5.8 HSR Act. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

         5.9 No Injunctions or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction, judgment or other order or ruling issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition will be in effect which would make the Licenses illegal or otherwise prevent the consummation of this Agreement.

         5.10 No Litigation. No suit, claim, cause of action, arbitration, mediation, investigation or other proceeding under which a third party or governmental entity is contesting, challenging or seeking to alter, enjoin or adversely affect the transfer of the

Licensed Products or Licenses contemplated by this Agreement or any other transaction contemplated by this Agreement, will be pending or threatened.

         5.11 Issuance of Stock. SalesLogix shall have issued and delivered to Parent a duly prepared and executed stock certificate representing the Shares (as defined below) in the form of EXHIBIT P.

         5.12 Escrow Agreements. The parties thereto shall have entered into and delivered the Purchase Escrow Agreement and the Derivative Products Escrow Agreement.

         5.13 No Material Adverse Effect. Since the Effective Date there shall have been no Material Adverse Effect with respect to SalesLogix.

         5.14 Bill of Sale and Assumption of Liabilities. The parties shall have executed and delivered a Bill of Sale with respect to the Tangible Assets and an Assignment and Assumption of Liabilities with respect to the Assumed Contracts and the Transferred Liabilities, each in form and substance satisfactory to Symantec.

6.       PAYMENTS TO SYMANTEC

         6.1      Transaction Fee.

                  6.1.1 Transfer of Common Stock Consideration. In consideration of the Licenses granted in Section 2 and the transfer of the Tangible Assets pursuant to Section 3, and the Purchase Option granted in Section 9, SalesLogix shall deliver to Symantec at Closing a Transaction Fee consisting of that number of shares of fully paid and nonassessable Common Stock of SalesLogix (the "Common Stock Consideration") equal to $20,000,000 divided by the average of the bid and ask price for SalesLogix Common Stock for the twenty (20) trading days immediately prior to the Effective Date, as such stock is traded on the NASDAQ National Market System.

                  6.1.2 Investment Representations. In connection with the receipt of the shares representing the Common Stock Consideration (the "Shares"), Symantec has made the investment representations and warranties set forth in Section 11.1.

                  6.1.3 Legends. The share certificate(s) evidencing the Shares issued hereunder shall be endorsed with the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

Symantec acknowledges that appropriate stop transfer orders may be noted on SalesLogix's stock records with respect to all certificates so legended.

         6.2 Royalty during Royalty Term. In further consideration of the Licenses and the Purchase Option, SalesLogix agrees to make royalty payments ("Royalties") to Symantec during the Royalty Term, equal to:

         - 40% of the Consolidated Revenue for each calendar quarter during the period beginning on the Closing Date and ending on December 31, 2000;

         - 35% of the Consolidated Revenue for each calendar quarter during the period beginning on January 1, 2001 and ending on December 31, 2001;

         - 30% of the Consolidated Revenue for each calendar quarter during the period beginning on January 1, 2002 and ending on December 31, 2002; and

         - 25% of the Consolidated Revenue for each calendar quarter during the period beginning on January 1, 2003 and ending on December 31, 2003.

         Notwithstanding the foregoing formula, SalesLogix shall not be required to pay Royalties to Symantec hereunder in excess of the following aggregate cumulative Royalties as of the relevant calendar quarter end dates:

  Quarter Ending              Max. Cum. Royalties         Quarter Ending               Max Cum. Royalties
  --------------              -------------------         --------------               ------------------
  March 31, 2000              $5,000,000                  March 31, 2002               $39,750,000
  June 30, 2000               $10,000,000                 June 30, 2002                $42,500,000
  September 30, 2000          $15,000,000                 September 30, 2002           $45,250,000
  December 31, 2000           $20,000,000                 December 31, 2002            $48,000,000
  March 31, 2001              $24,250,000                 March 31,2003                $50,250,000
  June 30, 2001               $28,500,000                 June 30, 2003                $52,500,000
  September 30, 2001          $32,750,000                 September 30, 2003           $54,750,000
  December 31, 2001           $37,000,000                 December 31, 2003            $57,000,000

         6.3 Payment of Royalties. SalesLogix shall provide Symantec with quarterly reports of the Royalties due under Section 6.2 within three (3) to five (5) business days after the end of Symantec's fiscal quarter (the ending dates of each such fiscal quarter are indicated on SCHEDULE 6.3 hereto), specifying the amount of Royalties based on revenues from United States operations and the amount of Royalties based on revenues from international operations. SalesLogix shall pay the Royalties for each calendar quarter to Symantec or its designee, in U.S. Dollars, within fifteen (15) days after the end of such calendar quarter. If there should be a discrepancy in the amount of Consolidated Revenue reported to Symantec pursuant to this Section 6.3 with respect to a particular calendar quarter and the amount of Consolidated Revenue reported by SalesLogix on its Form 10-Q, resulting in a discrepancy between the actual Royalties and reported Royalties (whether due to the difference between Symantec's fiscal quarter and the calendar quarter or otherwise), then the report and payment for the next successive calendar quarter shall include any adjustment, whether an additional payment or a deduction, required to "true up" the actual Royalties to the reported Royalties. The parties acknowledge that with respect to the calendar quarter ending March 31, 2000, Consolidated Revenue will include and Royalties will be payable with respect to revenue generated under the Transition Agreement, but such revenue numbers will not be included in the Consolidated Revenue reported by SalesLogix until such revenue numbers are provided to SalesLogix by Symantec.

         6.4 Audit Rights. SalesLogix shall keep all appropriate records and books of account, in accordance with generally accepted accounting principles, with respect to its distribution of products, revenues and the amount of Royalties due pursuant to this Section 6. During the Royalty Term (and for one year thereafter if less than $57,000,000 in Royalties are received by Symantec during the Royalty Term) Symantec may cause a third party auditor hired by Symantec, after reasonable prior written notice and during normal business hours, to enter SalesLogix's premises where such books and records are normally kept, at reasonable intervals but no more frequently than on an annual basis, for purposes of auditing or inspecting all such records and books of account for the period(s) requested in such notice. The cost of any such audit or inspection shall be paid and borne by Symantec; provided, however, that in the event Symantec initiates an audit or inspection under this Section 6.4 and it is finally determined that the Royalties reported and paid by SalesLogix pursuant to this Section 6 for the period(s) audited or inspected is, in the aggregate, less than ninety-five percent (95%) of the aggregate Royalties actually payable for said period(s), then SalesLogix shall pay to Symantec on demand the reasonable costs and expenses of such audit or inspection. If any such audit or inspection reveals that an overpayment or underpayment of Royalties may have occurred, then (i) in the case of an underpayment, the necessary correcting payment shall be made within fifteen (15) days after the amount of the discrepancy is determined or (ii) in the case of an overpayment, the amount overpaid, at Symantec's option, shall be paid in cash or credited against future Royalties otherwise payable (any unpaid balance remaining when this Agreement terminates or the Royalty Term ends shall then be paid in cash by Symantec to SalesLogix), in either case with interest on the amount outstanding until paid or credited (as applicable) in full, at the then "prime rate" as published in the Wall Street Journal.

         6.5 Adjustment to Royalty Calculations. The parties acknowledge that both the percentages of Consolidated Revenue specified in Section 6.2 above as Royalties and the use of a percentage of Consolidated Revenue as the method of calculating Royalties payable hereunder assume that SalesLogix and the SalesLogix Group will continue to conduct that portion of their businesses in existence as of the Effective Date (the "Core Business") in a manner consistent with the conduct of such businesses as of the Effective Date, including with respect to revenue recognition policies. Should SalesLogix and/or the SalesLogix Group make a change in their revenue recognition policies or business models applicable to the Core Business that result in revenue recognition not occurring immediately upon the sale, license or other disposition or distribution of the products and/or services constituting the Core Business and such change would result in a decrease of twenty percent (20%) or more of the Consolidated Revenue for any quarter specified in Section 6.2, Symantec shall have the right to require an adjustment in the royalty provisions of this Agreement, which shall be negotiated in good faith by the Chief Financial Officers of the parties as promptly as possible, which new royalty provisions shall have the effect of providing Symantec with Royalties comparable in amount to the Royalties it would have received if SalesLogix and/or the SalesLogix Group had not made any changes in their revenue recognition policies or business models applicable to the Core Business.

         6.6 Additional Payment Adjustment. If the Closing Date occurs after the expiration of the normal HSR waiting period (the "Measurement Date"), SalesLogix shall pay Symantec, within five (5) business days of the actual Closing Date, an amount equal to the number of business days after December 31, 1999 that the Closing occurs multiplied by $14,500; provided, however, that the foregoing shall not apply in the event all conditions to Closing have been met (including the required HSR approval or expiration) but Symantec fails to close on such date or delays the closing through no fault of SalesLogix. If the Closing Date has not occurred on or before the first business day following the Measurement Date, the Chief Financial Officers of Symantec and SalesLogix shall meet and renegotiate in good faith the allocation and recognition of costs and revenues related to the Licensed Products and the term and pricing of the Transition Agreement.

         7.  ADDITIONAL AGREEMENTS OF THE PARTIES

         7.1 Taxes, etc. SalesLogix shall be exclusively responsible for the payment of all taxes, tariffs and duties (including without limitation sales, use, value added, transfer, withholding and excise taxes and customs duties of all types) arising from amounts payable to Symantec hereunder, excluding any income taxes on amounts received by Symantec. SalesLogix hereby waives compliance by Symantec with any bulk sale or similar laws or statutes in connection with the transactions contemplated hereby.

         7.2 Standard of Performance. Each party shall perform its obligations under this Agreement using a standard of performance that is equal to or greater than the standard of performance used by such party to perform its general business obligations and in any event shall use its diligent good faith efforts and devote sufficient resources to perform its obligations under this Agreement.

         7.3   Government Authorizations; Hart Scott Rodino.

         7.3.1 Efforts. Each party hereto will use its reasonable best efforts to obtain all authorizations, consents, orders and approvals of all United States and other non-U.S., federal, state and local regulatory bodies and officials that may be or become necessary for the execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as is practicable after the date hereof and to supply promptly any additional information and documentary material that may be requested by any governmental authority pursuant to the HSR Act. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals. Without limiting the generality of the parties' undertakings pursuant to this Section, the parties shall use their reasonable best efforts to prevent the entry in a judicial or administrative proceeding brought under any antitrust law by any government antitrust authority or any other party of any permanent or preliminary injunction or other order that would make consummation of the transactions contemplated by this Agreement unlawful or that would prevent or delay such consummation.

         7.3.2 Communications. Each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Department of Justice or any other United States federal or state, or non-U.S. government or governmental authority regarding any of the transactions contemplated hereby. If any party or any affiliate of such party receives a request for additional information or for documents or any material from any such government or governmental authority with respect to the transactions contemplated hereby, then such party shall endeavor in good faith to make or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Further, no written materials shall be submitted by any party to the Federal Trade Commission, the Department of Justice or any other United States federal or state, or non-U.S. governmental agency in connection with HSR Act compliance or the merger control or competition regulations of any other country, nor shall any oral communications be initiated with such governmental entities by any party, without prior disclosure to and coordination with the other parties and their counsel. Each party hereto will cooperate in connection with reaching any understandings, undertakings or agreements (oral or written) involving the Federal Trade Commission, the Department of Justice or any other United States federal or state, or non-U.S. governmental authority in connection with the transactions contemplated hereby.

         7.4 Assumption of Liabilities by SalesLogix. SalesLogix shall assume and be responsible for the Transferred Liabilities as of the Closing Date.

         7.5 Transition Teams. SalesLogix and Symantec shall each promptly appoint representatives from their product development, marketing, sales, finance and human resources departments to form counterpart transition teams for the period from the Effective Date through the end of the Transition Period. Such departmental transition teams shall use reasonable good faith efforts to cooperate and coordinate activities to facilitate SalesLogix's preparations prior to the Closing for the transition, and to facilitate after the Closing a smooth implementation of the Transition Agreement and a smooth transition of the Licensed Products from Symantec to SalesLogix.

         8.  POST-CLOSING COVENANTS

         8.1 Export Compliance. SalesLogix will comply with all laws applicable to distribution of the Licensed Products, including but not limited to the U.S. Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data. Symantec shall provide any necessary or reasonable cooperation and assistance, to the extent requested by SalesLogix, in connection with SalesLogix's processing of any export applications and licenses for the Licensed Products, provided that SalesLogix reimburses Symantec for any out-of-pocket expenses reasonably incurred in connection with providing such assistance.

         8.2 Non-Competition by Symantec. Symantec agrees that, during the Royalty Term, Symantec will not, and will cause its Subsidiaries not to, engage or participate in the conduct or management of, or own (legally or beneficially) any entity which as a material portion of its business (a portion shall be deemed to be material if it represents more than 20% of the revenue of such entity) engages in the development, marketing, licensing or sale of (i) a stand alone software product or hosted or online offering that has as its principal functionality contact management, sales automation, or customer relationship management, or (ii) a stand alone software product or hosted or online offering that competes with any of the products listed on EXHIBIT A. The foregoing covenant shall not prohibit the ownership, or right or option to acquire, any passive investment in any business provided that such investment constitutes not more than twenty percent (20%) of the aggregate equity interests in such business. Symantec acknowledges that the foregoing covenant is supported by adequate consideration and waives the claim or defense of inadequate consideration. By executing this Agreement, Symantec specifically acknowledges that the foregoing restrictions were bargained for by the parties, that such restrictions are reasonable and necessary to protect the legitimate interests of SalesLogix and that monetary damages would be inadequate compensation for a breach of this provision.

         8.3 Non-Competition by SalesLogix. SalesLogix agrees that, during the Royalty Term, SalesLogix will not, and will cause its Subsidiaries not to, use the Licensed Products, the Source Code or Intellectual Property to engage or participate in the conduct or management of, or own (legally or beneficially) any business which engages in the development, marketing, licensing or sale of software products that compete with the other product offerings of Symantec as of the Effective Date that are listed on EXHIBIT Q. The foregoing covenant shall not prohibit the ownership, or right or option to acquire, any passive investment in any business provided that such investment constitutes not more than twenty percent (20%) of the aggregate equity interests in such business. SalesLogix acknowledges that the foregoing covenant is supported by adequate consideration and waives the claim or defense of inadequate consideration. By executing this Agreement, SalesLogix specifically acknowledges that the foregoing restrictions were bargained for by the parties, that such restrictions are reasonable and necessary to protect the legitimate interests of Symantec and that monetary damages would be inadequate compensation for a breach of this provision.

         8.4 Symantec's Status. Based solely on the Common Stock Consideration issuable to Symantec hereunder, SalesLogix will not classify or subject Symantec to treatment as a "control person," "affiliate" or "insider" and will not take the position that Symantec is subject to SalesLogix's insider trading policy or the restrictions applicable to affiliates under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or restrict Symantec to selling the Shares only during SalesLogix's trading window.

         8.5 S-3 Availability. SalesLogix will use its best efforts to become eligible to use Form S-3 as soon as possible under applicable law, which is presently expected to be approximately May 27, 2000.

         8.6 Further Assurances. From time to time after the Closing Date, Symantec will at SalesLogix' expense, execute and deliver, or cause to be executed and delivered, such documents to SalesLogix as SalesLogix may reasonably request, and from time to time after the Closing Date, SalesLogix will, at Symantec's expense, execute and deliver such documents to Symantec as Symantec may reasonably request, in order to more effectively consummate the transactions and transfers contemplated by this Agreement.

         8.7 Assistance. Upon five (5) business days notice, Symantec will cooperate with and provide to SalesLogix's auditors reasonable access during Symantec normal business hours to the necessary Symantec business records to permit such auditors to audit the books and records relating to the ACT! product line to satisfy SalesLogix's disclosure obligations under law, including but not limited to preparation of a Form 8-K and other related documents. Any such audit shall be conducted and access shall be provided in a manner to cause the least interference possible with the conduct of Symantec's business. SalesLogix shall reimburse Symantec for its out-of-pocket expenses incurred for preparation or production of records, reports or information requested by SalesLogix or its auditors that are outside Symantec's ordinary financial reporting procedures.

         8.8 Third Party Consents. Symantec and SalesLogix shall each use reasonable commercial efforts and shall cooperate together to obtain the Third Party Consents prior to the Closing Date, as specified in EXHIBIT J.

         8.9 ACT!4.0. Because the parties have agreed that the ACT!4.0 for Windows 95/98/NT ("ACT!4.0") product should be obsoleted and because making the Source Code for ACT!4.0 a Deliverable under this Agreement would be burdensome given the need to cull out Third Party Software, the parties have agreed to exclude ACT!4.0 as a Deliverable under this Agreement. If after the Effective Date the parties discover that it will be necessary for SalesLogix to support existing copies of ACT!4.0 for Windows products in use by end user customers or otherwise to assume liabilities with respect to ACT!4.0, the parties shall work together in good faith to provide SalesLogix with access to the Source Code for ACT!4.0 or otherwise enable SalesLogix to fulfill such obligations. Any revenue generated by ACT!4.0 after the Closing Date shall accrue to the benefit of SalesLogix. Symantec covenants and agrees to archive the Source Code for ACT!4.0 or on before the Closing Date. Other than for the purpose of fulfilling existing licensing commitments, and subject to Symantec's retained rights to the Shared Technology and its rights under Sections 2.3 and 2.4, Symantec shall not directly or indirectly license, reproduce, distribute or prepare Derivative Works from ACT!4.0 following the Closing Date without SalesLogix's prior written consent, which shall not be unreasonably denied or delayed.

9.       CONVERSION OF LICENSES TO PERPETUAL; GRANT OF PURCHASE AND QUIT CLAIM
         OPTIONS

         9.1 Conversion of Licenses. If on or prior to the Anniversary Date, SalesLogix shall have paid Royalties to Symantec aggregating $60,000,000 over the Royalty Term without regard to the time value of money, then upon such Anniversary Date: (i) the Licenses granted pursuant to Sections 2.1(a), 2.2, and 2.6 shall be automatically converted to exclusive, perpetual, paid-up, and irrevocable Licenses and the Licenses granted pursuant to Section 2.1(b) shall be automatically converted to non-exclusive, perpetual and paid-up Licenses;
(ii) the rights and licenses of Symantec under Section 2.4 shall terminate;
(iii) the restriction in Sections 2.1, 2.2 and 2.8 on SalesLogix's ability to grant exclusive licenses or licenses of Source Code shall terminate; (iv) the restriction in Section 2.6 on SalesLogix's use of the Marks shall terminate; (v) SalesLogix shall have the right thereafter, at its sole discretion, to exercise the Purchase Option described in Section 9.2; and (vi) if SalesLogix does not exercise the Purchase Option described in Section 9.2; Symantec shall have the right thereafter, at its sole discretion, to exercise the Quit Claim Option described in Section 9.3.

         9.2 Grant of Purchase Option. If on or prior to the Anniversary Date, SalesLogix shall have paid Royalties to Symantec aggregating $60,000,000 over the Royalty Term without regard to the time value of money, then upon such Anniversary Date SalesLogix shall have the option, exercisable at any time within 30 days after the Anniversary Date, to purchase all of Symantec's right, title and interest to the Licensed

Programs, subject to the rights retained pursuant to Section 2.3, and the Derivative Products thereof (the "Purchase Option"), by delivery to Symantec and the Escrow Agent named in the Purchase Escrow Agreement of written notice of exercise of the Purchase Option.

         9.3 Grant of Quit Claim Option. If the Purchase Option described in
Section 9.2 is triggered but not exercised by SalesLogix within the time period provided, Symantec shall thereafter have the option, exercisable at any time thereafter, to deliver to SalesLogix a quit claim transferring ownership of all of Symantec's right, title and interest to the Licensed Programs, subject to the rights retained pursuant to Section 2.3, and the Derivative Products thereof to SalesLogix (the "Quit Claim Option"), which quit claim shall be accepted by SalesLogix without reservation.

         9.4 Implementation of Purchase Option Exercise. Promptly following the exercise of the Purchase Option and the delivery of notice of exercise by SalesLogix to Symantec and the Escrow Agent, the parties shall execute and deliver to Escrow Agent appropriate instructions for release of the Purchase Option documents from the escrow.

         9.5 Effect of Non-Conversion of Licenses. If on or prior to the Anniversary Date, SalesLogix shall have paid Royalties to Symantec aggregating less than $60,000,000 over the Royalty Term without regard to the time value of money, then upon such Anniversary Date: (i) the Licenses shall automatically terminate and cease to exist, (ii) Symantec shall be released of its obligation to forebear exercise of its license to Derivative Works of Licensed Products pursuant to Section 2.4; and (iii) SalesLogix shall deliver to Symantec within fifteen (15) days of such Anniversary Date copies of all Licensed Products and Derivative Products, including electronic copies of Source Code and Object Code of Derivative Works of Licensed Products and physical copies and electronic copies of Derivative Works of Licensed Materials.

         9.6 Additional Payments of Royalties. SalesLogix may, but shall not be required to, make additional payments of Royalties during the thirty (30) day period prior to the Anniversary Date to bring the total amount of Royalties paid to Symantec to $60,000,000 in the aggregate.

         9.7 Derivative Works Escrow. From time to time as Derivative Products are developed and marketed to third parties (but no more frequently than semi-annually), SalesLogix shall deposit a copy of all such Derivative Products (but only for new versions denominated by changes in version number to the left of the decimal point or similar changes in designation indicative in the software industry as denominating a new version), including electronic copies of Source Code and Object Code, as well as physical copies and electronic copies of Derivative Works of Licensed Materials, with DSI under the Derivative Products Escrow Agreement, in a form to be agreed upon by the parties prior to Closing. Such copies of Derivative Products shall be released by DSI to Symantec upon written demand by Symantec after the Anniversary Date if SalesLogix has not exercised the Purchase Option within the time provided in accordance with this Section 9 or the earlier termination of this Agreement.

10.      CONFIDENTIAL INFORMATION

         10.1 Symantec's Obligations. Symantec shall safeguard and keep confidential all Confidential Information of SalesLogix delivered to Symantec in connection with the transactions contemplated by this Agreement and shall return all Confidential Information to SalesLogix promptly upon request and in any event within fifteen (15) days of the termination of this Agreement. Symantec agrees to safeguard any such Confidential Information received from SalesLogix using measures that are equal to the standard of performance used by Symantec to safeguard its own Confidential Information of comparable value, but in no event less than reasonable care. Symantec will keep confidential and safeguard the Licensed Products using measures that are equal to the standard of performance used by Symantec to safeguard its other Confidential Information of comparable value, but in no event less than reasonable care. Symantec will maintain in full force and effect any and all existing Intellectual Property rights in the Licensed Products, subject to the Licenses, provided that SalesLogix reimburses Symantec for any out-of-pocket expenses incurred by Symantec to do so. SalesLogix shall have the right to require Symantec, at SalesLogix's expense, to take such additional actions as SalesLogix reasonably believes appropriate to obtain, maintain and enforce other forms of proprietary protection (including without limitation patent and copyright registration) that are not inconsistent with the confidential treatment required by this Agreement.

         10.2 SalesLogix's Obligations. SalesLogix shall safeguard and keep confidential all Confidential Information of Symantec delivered to SalesLogix in connection with the transactions contemplated by this Agreement and shall return all Confidential Information of Symantec to Symantec promptly upon request and in any event within fifteen (15) days of termination of this Agreement. SalesLogix agrees that the Licensed Products are Confidential Information and valuable trade secrets of Symantec and agrees that except as expressly provided in this Agreement, all ownership rights therein remain in Symantec and that SalesLogix will safeguard such Confidential Information using measures that are equal to the standard of performance used by SalesLogix to safeguard its own Confidential Information of comparable value, but in no event less than reasonable care. Prior to exercise of the Purchase Option, SalesLogix will include Symantec copyright notices in all copies made of any of the Licensed Products, Derivative Products or substantial portions thereof.

         10.3 Joint Obligations. Neither party shall, without the prior written consent of the other party:

              10.3.1 disclose any Confidential Information of the other party to any person other than an employee or an independent contractor with a need to know who agrees to be bound by confidentiality agreements containing provisions no less protective than this Section or as expressly contemplated by this Agreement;

              10.3.2 make any unauthorized copies of Confidential Information;
or

              10.3.3 use any Confidential Information of the other party for any purpose except to implement its rights and obligations under this Agreement and as otherwise expressly contemplated by this Agreement;

provided, however, that if any party or its representatives is requested or required to disclose any Confidential Information by a governmental entity or court order, that party will promptly notify the other party of such request or requirement in writing so that the other party may seek an appropriate protective order or other appropriate relief and/or waive compliance with the provisions of this Agreement, and if, in the absence of such relief or waiver, any party or its representatives are, in the opinion of such party's counsel, legally compelled to disclose Confidential Information, then that party may disclose such of the Confidential Information to the entity compelling disclosure as is, according to such opinion, required, without liability hereunder.

         10.4 Unauthorized Use or Disclosure. If either party learns of any use or disclosure of Confidential Information of the other party which is not permitted under this Agreement, it shall promptly notify the party whose Confidential Information was used or disclosed, stating in reasonable detail all facts known to it with respect to such unauthorized use or disclosure and shall cooperate in all respects reasonably requested by the party whose Confidential Information was used or disclosed or its counsel, at such requesting party's expense, in such requesting party's pursuit of available remedies against the person or persons responsible for such unauthorized use or disclosure.

         10.5 Injunctive Relief. Each party acknowledges that breach of the foregoing obligations may cause irreparable injury to the party whose Confidential Information is disclosed and that such party may seek and obtain injunctive relief against such breach or threatened breach without prejudice to any other remedies which may be available to it.

         10.6 Survival. The provisions of this Section 10 shall take effect upon execution of this Agreement and shall survive any termination of this Agreement.

11.      REPRESENTATIONS AND WARRANTIES OF SYMANTEC

         11.1 General. Except as disclosed in the Symantec Disclosure Letter, Symantec hereby represents, warrants and covenants to SalesLogix, as follows:

              11.1.1 Authority; Enforceability. Symantec has the right, power, legal capacity and authority to enter into, execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements and Symantec has all requisite corporate power and authority to consummate all of the transactions contemplated by this Agreement and by the Ancillary Agreements. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements by Symantec have been duly and validly approved and authorized by all necessary corporate action on the part of Parent's Board of Directors and shareholders. This Agreement and the Ancillary Agreements are, or when executed by Symantec will be, valid and binding obligations of Symantec enforceable in accordance with their respective terms, subject to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

              11.1.2 Brokers and Finders. Other than the firm of Donaldson, Lufkin & Jenrette, no person or firm has, or will have, any right, interest or valid claim against Symantec for any commission, fee or other compensation in connection with the Licenses or exercise of the Purchase Option as a finder or broker or in any similar capacity as a result of any act or omission by Symantec, or anyone acting on behalf of Symantec. Symantec hereby agrees to indemnify and hold SalesLogix harmless in connection with the payment of any such fees.

              11.1.3 Governmental Consents No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental entity on the part of Symantec is required in connection with the consummation of the transactions contemplated by this Agreement, except for compliance with the HSR Act.

              11.1.4 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against Symantec that questions the validity of this Agreement or the Ancillary Agreements, or the right of Symantec to enter into this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby.

              11.1.5 Access to Business Records. Parent: (a) has been furnished access to the business records of SalesLogix and such additional information and documents as it may have requested, has been given the opportunity to meet with SalesLogix officials and to have such persons answer questions regarding SalesLogix's affairs and condition, and is, on the basis of such access, opportunity and information, able to make an informed investment decision regarding its investment in the Shares, and (b) is acquiring the Shares being purchased: (i) for the account of Symantec, and (ii) for investment and not with a view to, or for sale in connection with, any distribution of said Shares or with any present intention of distributing or selling said Shares. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty of SalesLogix contained herein or the conditions to Symantec's obligations to consummate the acquisition of the Shares.

              11.1.6 Compliance with Other Instruments and Laws. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Symantec and the consummation of the transactions contemplated hereby and thereby do not and will not result in a violation or default in any material respect of: (a) any provision of the charter documents of Symantec or (b) any judgment, order, writ, or decree applicable to the assets of Symantec, or (c) or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a breach, violation or default) under any material contract to which it is a party which would have a Material Adverse Effect on Symantec. Symantec is not in violation or default in any material respect of any provision of its charter documents, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound that could reasonably be expected to have a Material Adverse Effect on the Licensed Products, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to it that could reasonably be expected to have a Material Adverse Effect on it or the Licensed Products.

              11.1.7 Investment Purpose. Parent is acquiring the Shares for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act and applicable state securities laws. Symantec further acknowledges and understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein.

              11.1.8 Investment Risk. Parent acknowledges that it is aware that it will not be entitled to make any offer or sale of any of the Shares for an indefinite period unless the offering of those Shares are then registered under the Securities Act or an exemption from such registration is available. Although it may be possible in the future to make limited public sales of the Shares without registration in reliance on Rule 144 under the Securities Act, Parent is aware that there is no assurance that it will remain available for this purpose. Accordingly, Parent understands that it must bear the economic risk of its investment in the Shares for an indefinite period.

              11.1.9 Accredited Investor. Parent is an "Accredited Investor" within the meaning of Regulation D promulgated under the Securities Act.

              11.1.10 Selected Financial. True and complete copies of certain financial data statements for the Licensed Products operations, as listed in
SCHEDULE 11.1.10, have been delivered by Symantec to SalesLogix. These statements: (1) are in accordance with the books and records of Symantec, and
(2) present fairly in all material respects the financial data and cash flows disclosed therein for the periods indicated in such statements. Symantec makes no representations whatsoever regarding any projections that may be contained in any of the aforementioned documents.

         11.2 Intellectual Property. Except as disclosed in the Symantec Disclosure Letter, Symantec hereby represents, warrants and covenants to SalesLogix as follows (the following representations and warranties apply only to the most current version, as of the Closing Date, of ACT! 2000 unless otherwise specifically indicated):

              11.2.1 Ownership. Except for Third Party Software (for which, in each case, Symantec warrants it has sufficient rights therein, without the consent or approval of any third party, to grant the Licenses and fulfill its obligations under this Agreement, except as disclosed in the Symantec Disclosure Letter), Symantec owns exclusively, free and clear of all Encumbrances, all right, title and interest in the current version, as of the Effective Date, of ACT! 2000, including without limitation all Intellectual Property embodied therein, with all rights to use and to make, license and sell products and other property based on, or embodied or described in ACT! 2000. All other versions of the Licensed Products are provided "as is". Except with respect to Third Party Software, the Source Code deliverable hereunder shall contain only material that Symantec is legally entitled to deliver to SalesLogix.

              11.2.2 Infringement. To the best of Symantec's knowledge, the use of the current version, as of the Effective Date, of ACT! 2000 and the manufacture, licensing and sale thereof does not conflict with, infringe upon or violate any patent, patent license, patent application, or any pending application relating thereto, or any copyright or any other Intellectual Property right of any third person, entity or corporation.

              11.2.3 Asserted Claims. There are no pending, or to the best of Symantec's knowledge, threatened governmental, judicial or adversary proceedings, hearings, arbitrations, disputes or other claims relating to, and no notice of infringement has been served upon or otherwise come to the knowledge of Symantec with respect to, ACT! 2000. The Designated Persons have no actual knowledge of any infringement by others of the current version of ACT! 2000. There are no pending, or to the actual knowledge of the Designated Persons, threatened governmental, judicial or adversary proceedings, hearings, arbitrations, disputes or other claims relating to, and no notice of infringement has been served upon or otherwise come to the knowledge of Designated Persons with respect to the current versions of ACT! CE, ACT! for Mac or ACT! Pilot.

              11.2.4 Litigation. There is no action, claim, investigation or proceeding before any court or governmental agency pending, or to the best of Symantec's knowledge, threatened against or involving Symantec related to the current version of ACT! 2000, Other Transferred Assets or Tangible Assets. To the actual knowledge of the Designated Persons, there is no action, claim, investigation or proceeding before any court or governmental agency pending or threatened against or involving Symantec related to current versions of ACT! CE, ACT! for Mac or ACT! Pilot.

              11.2.5 No Encumbrances. Symantec has not and shall not prior to the Closing Date grant to any third party any rights, including Encumbrances, that are inconsistent with this Agreement. Notwithstanding the foregoing, Symantec has granted and may continue to grant licenses for the Licensed Products in the ordinary course of business.

              11.2.6 Year 2000 Statements. The Licensed Programs are Year 2000 Compliant provided that all products (e.g. hardware, software, firmware) used in combination with the Licensed Programs properly exchange date data with it.

              11.2.7 Source Code. To the best knowledge of Symantec, the Source Code of ACT! 2000 has not been disclosed to any person or entity other than employees and consultants of Symantec, and each of such employees and consultants is a party to a valid and enforceable agreement containing confidentiality provisions customary for public companies engaged in the business of licensing software.

              11.2.8 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 11, ALL LICENSED PROGRAMS, LICENSED MATERIALS, SHARED TECHNOLOGY, THIRD PARTY SOFTWARE, TANGIBLE ASSETS, OTHER TRANSFERRED ASSETS, AND OTHER DELIVERABLES ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND AND ALL IMPLIED WARRANTIES WITH RESPECT TO THE FOREGOING, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXCLUDED.

         11.3 Export Compliance. With respect to the Licensed Products, Symantec has complied, is in full compliance, and will comply through the Closing Date with the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data.

12.      REPRESENTATIONS AND WARRANTIES OF SALESLOGIX

         Except as disclosed in the SalesLogix Disclosure Letter, SalesLogix hereby represents, warrants and covenants to Symantec as follows:

         12.1 Organization and Standing: Certificate of Incorporation and Bylaws. SalesLogix is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The copies of SalesLogix's Certificate of Incorporation, as amended, and Bylaws delivered to Symantec are true, correct and complete copies of the originals, each of which remains in full force and effect and has not been repealed or amended. SalesLogix is duly qualified as a foreign corporation in good standing in each jurisdiction in which the conduct of its business makes such qualification necessary and appropriate and the failure to so qualify will not materially and adversely affect SalesLogix, and such qualification remains in effect and has not been revoked. Except as set forth in the SalesLogix Disclosure Letter, SalesLogix has no subsidiaries and no equity interest, direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity.

         12.2 Corporate Power and Government Consents. SalesLogix has all requisite corporate power to enter into this Agreement, to transfer the Shares, to carry out and perform its obligations under the terms of this Agreement, and to carry out its business both as presently conducted and as presently contemplated. Assuming the accuracy of Symantec's representations in Section 12.1, no consent, authorization, approval, permit or order of, or declaration to or filing with any governmental or regulatory authority (except for the HSR Filing) is required in connection with: (i) the execution, delivery and performance of this Agreement, or (ii) the offer, issuance, sale or delivery of the Shares.

         12.3 Capitalization. Immediately prior to the Closing, SalesLogix's authorized, issued and outstanding stock of all classes and all options, rights, and warrants with respect to such stock shall be as described on SCHEDULE 12.3 attached hereto. All outstanding shares of each class have been duly and validly issued, and are fully paid and nonassessable and were issued in compliance with all applicable securities laws.

         12.4 Authority; Enforceability; Reservation of Shares. SalesLogix has the right, power, legal capacity and authority to enter into, execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements and SalesLogix has all requisite corporate power and authority to consummate all of the transactions contemplated by this Agreement and by the Ancillary Agreements. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements by SalesLogix have been duly and validly approved and authorized by all necessary corporate action on the part of its Board of Directors and shareholders. including without limitation the authorization, issuance and delivery of the Shares. The resolution of the Board of Directors authorizing the issuance and sale of the Shares to be sold pursuant to this Agreement remains in full force and effect and has not been amended or revoked. This Agreement and the Ancillary Agreements are, or when executed by SalesLogix will be, valid and binding obligations of SalesLogix enforceable in accordance with their respective terms, subject to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

         12.5 Issuance of the Shares. The Shares, when issued and transferred to Symantec in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of any lien, claim or Encumbrance created or suffered by SalesLogix, excepting only restrictions on transfer described in this Agreement. The shares constitute part of the class of securities that has been registered under the 1934 Act and has been listed on the Nasdaq National Stock Market. The issuance of the Shares will not be in violation of any preemptive right of any security holder of SalesLogix. SalesLogix shall, at the time of Closing, have paid any issuance, transfer or stamp tax connected with the sale of the Shares. There are no voting agreements, voting trusts, rights of repurchase, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable securities laws) applicable to any of SalesLogix's outstanding securities or to the issuance of the Shares to Symantec hereunder. Except as described in the SalesLogix Disclosure Letter or the Amended and Restated Investors Rights Agreement dated June 4, 1998, as amended as of April 22, 1999, SalesLogix is not under any obligation to register under the Securities Act or under any other securities law, any of its presently outstanding securities or any securities that may be subsequently issued.

         12.6 Financial Statements. True and complete copies of the current financial statements of SalesLogix, as listed in SCHEDULE 12.6, have been delivered by SalesLogix to Symantec. Those financial statements: (1) are in accordance with the books and records of SalesLogix, (2) are prepared in accordance with generally accepted accounting principles consistently applied, subject in the case of unaudited interim statements to changes resulting from year end adjustments, and (3) present fairly in all material respects the financial position of SalesLogix at the dates, and the results of its operations and cash flows for the periods, indicated in those statements. As of the date of the most recent balance sheet listed in SCHEDULE 12.6, SalesLogix did not have any material debts, liabilities or obligations, whether absolute, accrued, contingent or otherwise, which are not fully reflected in such balance sheet or otherwise listed in the financial statements listed on SCHEDULE 12.6, nor has SalesLogix suffered any Material Adverse Effect since the date of such balance sheet. All reserves established by SalesLogix and set forth in the such balance sheet are reasonably adequate. At the date of such balance sheet, there were no material loss contingencies (as such term is used in United States Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which are not adequately provided for in such balance sheet as required by said Statement No. 5.

         12.7 Litigation. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings pending or, to SalesLogix's knowledge, threatened against SalesLogix which would have a Material Adverse Effect on it. There is no action, suit, proceeding or investigation pending or currently threatened against SalesLogix that questions the validity of this Agreement or the Ancillary Agreements, or the right of SalesLogix to enter into this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby.

         12.8 Taxes. SalesLogix has: (a) timely filed all national, state, local and foreign tax returns required to be filed by it; (b) timely paid all taxes required to be paid by it in respect of all periods for which returns have been filed; (c) has timely withheld and paid to the appropriate taxing authorities all taxes and other payments required to be withheld by SalesLogix from salaries and other compensatory payments paid or payable by SalesLogix to employees or other service providers paid or payable by SalesLogix; (d) established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns; (e) timely made all necessary estimated tax payments; and (f) no material liability for taxes in excess of the amount so paid or accruals or reserves so established. SalesLogix is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax or any penalties or interest charges have been threatened, claimed, proposed or assessed against SalesLogix. SalesLogix has not received any notification that any issues have been raised (and are currently pending) by any taxing authority (including but not limited to any income, franchise, sales or use tax authority) regarding SalesLogix and no tax return of SalesLogix has ever been audited by any national, state, local or foreign taxing agency or authority. To SalesLogix's knowledge, no tax liens have been filed against any assets of SalesLogix. SalesLogix has not agreed to any extension or waiver of any statute of limitations governing when any taxing authority may seek to: (a) recover any payments for taxes from SalesLogix; or (b) audit any tax return or tax filing made by SalesLogix.

         12.9 Compliance with Laws and Other Instruments. To SalesLogix's best knowledge, the business and operations of SalesLogix have been and are being conducted in accordance with all applicable laws, rules, regulations, judgments and decrees in all material respects. Subject to the accuracy of Symantec's representations contained in Section 11.1 hereof, the offer, sale and issuance of the Shares pursuant to the terms of this Agreement are exempt from registration under Section 5 of the Securities Act and any applicable state securities law. The execution, delivery and performance of this Agreement and the Ancillary Agreements by SalesLogix and the consummation of the transactions contemplated hereby and thereby do not and will not result in a violation or default in any material respect of: (a) any provision of the charter documents of SalesLogix or (b) any judgment, order, writ, or decree applicable to the assets of SalesLogix, or (c) or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a breach, violation or default) under any material contract to which it is a party which would have a Material Adverse Effect on SalesLogix. SalesLogix is not in violation or default in any material respect of any provision of its charter documents, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound that could reasonably be expected to have a Material Adverse Effect on it. Neither the execution, delivery or performance of this Agreement, nor the offer, issuance, sale or delivery of the Shares, with or without the giving of notice or passage of time, or both, will (i) violate, or result in any breach of, or constitute a default under, or result in the imposition of any Encumbrance upon any asset of SalesLogix pursuant to, any provision of any corporate charter, bylaws, contract, judgment, decree or other document or instrument or (ii) will cause SalesLogix to lose the benefit of any right or privilege it presently enjoys or, to the best of SalesLogix's knowledge, cause any person who normally does business with SalesLogix to discontinue to do so on the same basis.

         12.10 Permits, Patents, Trademarks, and Trade Secrets. SalesLogix has all franchises, permits, licenses and other similar authority necessary for the conduct of its business as now being conducted and as planned to be conducted, and it is not in material default under any of them. SalesLogix owns or possesses or has applied for all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, rights to Intellectual Property and copyrights necessary to conduct its business as now being conducted and as planned to be conducted without conflict with or infringement upon any valid rights of others. Except as disclosed in the SalesLogix Disclosure Letter, SalesLogix has not received any notice of infringement upon or conflict with the asserted rights of others.

         12.11 No Defaults; Insurance. In all material respects, SalesLogix has performed all obligations required to be performed by it, and is not in default under, any contract, commitment or instrument, and no event or condition has occurred which, with the giving of notice or passage of time, or both, would constitute such a default. SalesLogix has insurance coverage in such amounts and covering such risks as is usually carried by public companies engaged in similar businesses and is adequate for the business being conducted, and the properties owned or leased, by SalesLogix.

         12.12 Brokers and Finders. Other than David M. Stastny (Osprey Ventures, L.P.) and the firm of Hambrecht & Quist, LLC, no person or firm has, or will have, any right, interest or valid claim against SalesLogix for any commission, fee or other compensation in connection with the sale of the Shares as a finder or broker or in any similar capacity as a result of any act or omission by SalesLogix, or anyone acting on behalf of SalesLogix. SalesLogix hereby agrees to indemnify and hold Symantec harmless in connection with the payment of such fees.

         12.13 SEC Reporting. SalesLogix has filed all reports, registration statements, proxy statements, and other materials required to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the federal securities laws and rules and regulations thereunder (the "Federal Securities Laws"). Such reports, registration statements, proxy statements, and other materials were prepared in all material respects in accordance with the requirements of the Federal Securities Laws, and none of such materials contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For so long as Symantec owns any of the Shares, SalesLogix shall file with the Commission all periodic reports, proxy statements, registration statements and other materials required to be so filed pursuant to the Federal Securities Laws. The benefits of Rule 144 are currently available with respect to the common stock of SalesLogix.

         12.14 Disclosures. Neither this Agreement (including the Exhibits and Schedules) nor any writing furnished to Symantec pursuant to or in connection with this Agreement by SalesLogix or anyone acting on its behalf, including, but not limited to, the financial statements, contains any untrue statement of a material fact. Together they do not omit to state any material fact required to make the statements herein or therein not misleading in the light of the circumstances under which those statements were made. Any projections contained in any of the aforementioned documents have been prepared in good faith by SalesLogix on the basis of assumptions which SalesLogix believes to be reasonable, but SalesLogix makes no representation that its actual operating results will conform to any such projections.

         12.15 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental entity on the part of SalesLogix is required in connection with the consummation of the transactions contemplated by this Agreement, except for compliance with the HSR Act.

         12.16 Compliance with Other Instruments and Laws. The execution, delivery and performance of this Agreement and the Ancillary Agreements by SalesLogix and the consummation of the transactions contemplated hereby and thereby do not and will not result in a violation or default in any material respect of: (a) any provision of the charter documents of SalesLogix or (b) any judgment, order, writ, or decree applicable to the assets of SalesLogix, or (c) or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a breach, violation or default) under any material contract to which it is a party. SalesLogix is not in violation or default in any material respect of any provision of its charter documents, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound that could reasonably be expected to have a material adverse effect on its business, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to it that could reasonably be expected to have a material adverse effect on it.

         12.17 Export Compliance. SalesLogix has complied, is in full compliance, and will comply with the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data.

         12.18 No Exercise of Registration Rights. No investor under any existing agreement with SalesLogix that grants such investor the right to have SalesLogix register such investor's shares of SalesLogix for public resale has exercised any such rights.

13.      EMPLOYEE MATTERS

         13.1 Right to Offer Employment. Prior to the Closing, SalesLogix shall have the right to contact the employees of Symantec listed on EXHIBIT R hereto (the "Employees") at reasonable times agreed upon by SalesLogix and Symantec for the purpose of making offers of employment with SalesLogix (in each case such offers of employment shall be contingent on consummation of the transactions contemplated by this Agreement). Offers made to Product Group Employees (as defined on Exhibit R) shall be effective as of the Closing Date, while offers made to Support Group Employees (as defined on Exhibit R) shall be effective as of the end of the Transition Period. Symantec shall notify SalesLogix promptly if the employment of any Employee is terminated after the Effective Date but prior to the Closing Date in the case of those Employees designated in EXHIBIT R as Product Group Employees or prior to the end of the Transition Period in the case of those employees designated in EXHIBIT R as Support Group Employees. Each such Employee who is employed by Symantec on the Closing Date and who actually accepts an offer of employment with SalesLogix (or any affiliate designated by SalesLogix) effective as of or promptly following the Closing Date or at the end of the Transition Period as a result of an offer of employment made by SalesLogix is hereafter referred to as a "New Hire". Symantec hereby consents to the hiring of each New Hire by SalesLogix and waives, with respect to the employment by SalesLogix of such New Hire, any claims or rights Symantec may have against SalesLogix with respect thereto and against any such New Hire under any non-competition, non-solicitation, confidentiality or employment agreement with respect to the Licensed Products. SalesLogix shall not, however, be obligated to offer employment to any Employee. Such offers of employment as may be extended by SalesLogix to Employees who are on a workers' compensation-related or disability leave or a Family Medical Leave Act leave or other statutory leave shall be conditioned upon their return from such leave in accordance with Symantec's leave of absence policy. SalesLogix and Symantec shall cooperate with one another to encourage the Employees to whom SalesLogix makes offers of employment to accept such offers and transition from one employer to the other in a smooth and orderly fashion.

         13.2 COBRA Coverage. Symantec shall be responsible for any COBRA coverage continuation notices or similar employee benefit type notices required to be provided with respect to any New Hires or Excess Employees (as defined below) or their qualified beneficiaries under applicable laws.

         13.3 Employee Benefit Plans. As of the Closing Date with respect to Product Group Employees and as of the last day of the Transition Period with respect to Support Group Employees, the New Hires shall cease to be participants in Symantec's employee benefit plans and shall be treated as terminated employees under all such plans subject to the vesting, distribution and all other rights and obligations available to employees who have voluntarily resigned. SalesLogix shall designate a defined contribution plan that will accept a direct rollover, within the meaning of Section 401(a)(31) of the Code, of the account balances of the New Hires in Symantec's 401(k) plan, including any loan obligation that a New Hire may have in his or her account in the 401(k) plan. To the extent a New Hire transfers a loan obligation to SalesLogix's plan, SalesLogix shall accept repayments of such loan amounts and shall otherwise administer such loans in accordance with their terms and ERISA until such loan amounts are repaid or are foreclosed upon.

         13.4 WARN Compliant. In the event Symantec affects a reduction or cessation of the operations or workforce that exists to service or support the Licensed Products prior to or subsequent to the Closing Date that would be subject to the Workers' Adjustment and Retraining Act ("WARN"), Symantec shall provide notice to SalesLogix and perform and undertake all acts as may be necessary to comply with the applicable provisions, if any, of WARN. In the event that SalesLogix effects a reduction or cessation of the operations or workforce that exists to service the Licensed Products subsequent to the Closing Date that would be subject to WARN, SalesLogix shall perform and undertake all acts as may be necessary to comply with the applicable provisions of WARN.

         13.5 Immigration, Visas. SalesLogix shall be responsible for obtaining any required visas or other immigration approvals to allow New Hires to become employed by SalesLogix at whatever location is specified by SalesLogix. Symantec shall cooperate with and provide information reasonably requested with respect to such efforts.

         13.6 Future Claims. (a) SalesLogix shall be liable for and obligated to pay and indemnify, and hold Symantec and its Affiliates harmless from, any and all expenses, contracts, agreements, commitments, obligations, claims, suits, and other liabilities of any nature whatsoever, whether known or unknown, accrued or not accrued, fixed or contingent, or arising hereafter, directly or indirectly, with respect to (i) the employment by SalesLogix or termination of employment by SalesLogix of any New Hire after the Closing Date, whether in connection with the transactions contemplated hereby or otherwise; (ii) any claims of discrimination under state or federal law provided such claims arise from the New Hire's employment or service with or termination by SalesLogix after the Closing Date; (iii) any other claims or obligations arising out of the terms and conditions of employment of any New Hire by SalesLogix whether for salary, wages, bonuses, profit sharing, commissions, severance, vacation pay, sick pay or otherwise; or (iv) any duties or obligations of SalesLogix or administrators under any existing or future employee benefit plans or arrangements maintained by SalesLogix with respect to its employees; (b) Symantec shall be liable for and obligated to pay and indemnify, and hold SalesLogix and its Affiliates harmless from, any and all expenses, contracts, agreements, commitments, obligations, claims, suits, and other liabilities of any nature whatsoever, whether known or unknown, accrued or not accrued, fixed or contingent, or arising hereafter, directly or indirectly, with respect to (i) the employment by Symantec or termination of employment by Symantec of any current or future employee or consultant of Symantec or any of its Affiliates, whether in connection with the transactions contemplated hereby or otherwise (except as to 50% of the severance payments to Excess Employees as provided in Section 13.8); (ii) any claims of discrimination under state or federal law provided such claims arise from the New Hire's employment or service with or termination by Symantec prior to the Closing Date; (iii) any other claims or obligations arising out of the terms and conditions of employment of any Excess Employee (as defined below) by Symantec whether for salary, wages, bonuses, profit sharing, commissions, severance (subject to Section 13.8), vacation pay, sick pay or otherwise; (iv) any duties or obligations of Symantec or administrators under any existing or future employee benefit plans or arrangements maintained by Symantec with respect to its employees; or (v) any present or future obligations or liabilities of Symantec to prior, existing or future employees of Symantec (subject to Section 13.8).

         13.7 Employment Taxes. Symantec and SalesLogix shall each be responsible for any withholding or employment Taxes with respect to any New Hires which accrue or become payable during the period of such New Hire's employment or service with such party or arise out of the termination of such person's employment with such party. Symantec and SalesLogix shall each be responsible for filing all United States and non-U.S. federal, state and local employment Tax returns with respect to New Hires attributable to periods of employment or service with such party.

         13.8 Termination of Employment; Responsibility for Severance. The parties acknowledge that (i) those Employees not offered employment by SalesLogix on terms comparable (including compensation and benefits) to the terms upon which such

Employees are employed by Symantec as of the Effective Date and whom Symantec does not reassign to another position within Symantec's organization and (ii) those Employees who are offered employment by SalesLogix who do not accept such offers and whom Symantec does not reassign to another position within Symantec's organization (collectively the "Excess Employees") may be terminated by Symantec. SalesLogix hereby covenants and agrees with Symantec to reimburse Symantec for one-half of the following payments made by Symantec with respect to Excess Employees: (x) severance payments pursuant to Symantec's severance policy, a copy of which has been provided to SalesLogix (provided, however, that SalesLogix shall not be required to pay any portion of paid time off provided to such Excess Employees), (y) COBRA benefit expenses and (z) outplacement expenses, if any. Symantec shall issue an invoice to SalesLogix within forty-five (45) days of the Closing Date specifying the amount, if any, owed to Symantec by SalesLogix under this Section 13.8 with respect to Product Group Employees, which invoice shall be due and payable within ten (10) days of receipt by SalesLogix. Symantec shall issue an invoice to SalesLogix within forty-five (45) days of the last day of the Transition Period specifying the amount, if any, owed to Symantec by SalesLogix under this Section 13.8 with respect to Support Group Employees, which invoice shall be due and payable within ten (10) days of receipt by SalesLogix.

         13.9 No Solicitation. Except as provided by law, for a period of eighteen (18) months after the Closing Date, SalesLogix shall not actively solicit any employee of Symantec to terminate his or her employment with Symantec or to become an employee of SalesLogix. For purposes of this Section, the term "actively solicit" shall not mean or include the placement of general advertisements, participation in career days, or responding to unsolicited inquiries, applications or resumes.

         13.10 No Rights Conferred Upon Employees. Nothing in this Section 13 or any other provision of this Agreement shall confer any rights or remedies on any employee (including without limitation any Employee, New Hire or Excess Employee) of Symantec and no employee of Symantec (including without limitation any Employee, New Hire or Excess Employee) shall be a third party beneficiary with respect to any covenant, representation or agreement in this Agreement.

         13.11 Survivability. Each of the agreements and covenants set forth in this Section 13 shall survive the Closing.

         13.12 Other Employee Related Matters. Certain other employee related matters shall be handled as provided in the Transition Agreement.

14.      INDEMNIFICATION

         14.1 Loss Defined; Indemnitees. For purposes of this Section 14, the term "LOSS" will mean and include any and all Liability, loss, damage, claim, expense, cost, fine, fee, penalty, obligation, injury or amounts paid in settlement, including, without limitation, those resulting from any and all claims, actions, suits, demands, assessments, investigations, judgments, orders, awards, arbitrations, settlements or other proceedings, together with reasonable costs and expenses, including the reasonable attorneys' and experts' fees, court costs, arbitration costs, filing fees and other legal costs and expenses relating thereto. As used in this Section 14, the term "SalesLogix Indemnitees" means and includes SalesLogix, any present or future officer, director, employee, affiliate, stockholder or agent of SalesLogix and its or their respective successors and assigns. As used in this Section 14, the term "Symantec Indemnitees" means and includes Symantec and any present or future officer, director, employee, affiliate, stockholder or agent of Symantec and its respective successors and assigns.

         14.2 Indemnification by Symantec. Symantec agrees, subject to the other terms, conditions and limitations of this Agreement (including the provisions of Section 14.5 hereof), to indemnify SalesLogix and each of the other SalesLogix Indemnitees against, and to hold SalesLogix and each of the other SalesLogix Indemnitees harmless from, all Loss arising out of, resulting from, caused by or attributable to:

              (a) the failure of any representation or warranty of Symantec contained in this Agreement (including any schedule or exhibit hereto), to be true and correct as of the Closing Date, and even though disclosed, the Simple Sophistication Claim disclosed in the Symantec Disclosure Letter;

              (b) the breach or violation by Symantec of any covenant or agreement of Symantec contained in this Agreement (including any schedule or exhibit hereto) or the Ancillary Agreements required to be performed after the Closing Date; and

              (c) the operation of the business of exploiting the Licensed Products prior to the Closing Date and all liabilities associated therewith other than the Transferred Liabilities.

         14.3 Indemnification by SalesLogix. SalesLogix agrees, subject to the other terms, conditions and limitations of this Agreement (including the provisions of Section 14.5 hereof), to indemnify Symantec and each of the other Symantec Indemnitees against, and to hold Symantec and each of the other Symantec Indemnitees harmless from, all Loss arising out of, resulting from, caused by or attributable to:

              (a) the failure of any representation or warranty of SalesLogix contained in this Agreement (including any schedule or exhibit hereto), to be true and correct as of the Closing Date;

              (b) the breach or violation by SalesLogix of any covenant or agreement of SalesLogix contained in this Agreement (including any schedule or exhibit hereto), the Ancillary Agreements required to be performed after the Closing Date;

              (c) the operation of the business of exploiting the Licensed Products and Derivative Products after the Closing Date; and

              (d) the Transferred Liabilities.

         14.4 Procedures for Indemnification.

              (a) As used herein, an "Indemnified Party" means a SalesLogix Indemnitee seeking indemnification pursuant to Section 14.2 or a Symantec Indemnitee seeking indemnification pursuant to Section 14.3 hereof. The Indemnified Party agrees to give the other party ("Indemnitor") prompt written notice of any event, or any claim, action, suit, demand, assessment, investigation, arbitration or other proceeding by or in respect of a third party (a "Third Party Claim") of which it has knowledge, for which such Indemnified Party is entitled to indemnification under this Section 14 (including in any case copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). No delay on the part of an Indemnified Party in giving the Indemnitor notice of a Third Party Claim shall relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) that the Indemnitor is prejudiced thereby.

              (b) The Indemnitor will have the right, at its sole cost and expense, to defend the Indemnified Party against the Third Party Claim with counsel of the Indemnitor's choice that is reasonably satisfactory to the Indemnified Party so long as (i) the Indemnitor notifies the Indemnified Party in writing within ten (10) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnitor intends to undertake such defense,
(ii) the Indemnitor provides each Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnitor will have the financial resources to defend against the Third Party Claim and fulfill its Indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, (v) the Indemnitor conducts the defense of the Third Party Claim actively and diligently; and (vi) the counsel chosen by the Indemnitor does not have any conflict of interest in representing the interests of the Indemnified Party.

              (c) So long as the Indemnitor is conducting the defense of the Third Party Claim in accordance with Section 14.3 (b) above, (i) the Indemnified Party may retain separate co-counsel and participate in the defense of the Third Party Claim at its own cost and expense (except as provided below) and shall have the right to receive copies of all pleadings, notices and communications with respect to the Third Party Claim to the extent no privilege is thereby waived, (ii) the Indemnified Party may participate in settlement negotiations with respect to the Third Party Claim, and (iii) the Indemnitor will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless (A) each affected Indemnified Party consents thereto in writing (which consent will not unreasonably be withheld) or (B) the settlement, compromise or consent includes an unconditional release from all Liability with respect to the claim in favor of each affected Indemnified Party. Notwithstanding the foregoing, if an Indemnified Party is offered a written settlement proposal by a third party that has as its sole component the payment of money by the Indemnified Party and the Indemnitor recommends to the Indemnified Parties in writing that they accept such settlement proposal (the "Sanctioned Settlement") and the Indemnified Parties refuse to accept such settlement proposal, in such event if the ultimate settlement terms agreed to by the Indemnified Party with such third party or the final monetary damages award against the Indemnified Parties after exhaustion of all appeals either referred to as (the "Final Settlement Amount"), is greater than the amount of the Sanctioned Settlement, the Indemnified Party shall be responsible for the differential between the Final Settlement Amount and the Sanctioned Settlement and the Indemnitor's liability shall be limited to the amount specified in the Sanctioned Settlement.

              (d) If the Indemnitor does not elect to assume control of or otherwise participate in the defense or settlement of any Third Party Claim, or if the Indemnitor does so elect but any of the conditions in Section 14.3 (b) above is or becomes unsatisfied, or if the Indemnitor ceases to any time to actively defend the Third Party Claim, then, (i) the Indemnified Party may defend against and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim, provided, however, that the Indemnitor (A) shall have the right to receive copies of all pleadings, notices and communications with respect to the Third Party Claim so long as the receipt of such documents by the Indemnitor does not affect any attorney-client privilege relating to the Indemnified Party, and (B) may participate in settlement negotiations with respect to the Third Party Claim and the Indemnified Party shall not enter into any settlement without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld),
(ii) the Indemnitor will reimburse the Indemnified Party promptly and periodically for all costs and expenses incurred in defending against the Third Party Claim (including without limitation reasonable attorneys' and experts' fees and expenses and court and arbitration costs), and (iii) the Indemnitor will remain responsible for any Loss the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim to the fullest extent provided in this Section 14.

         14.5 Limitations on Indemnification.

              (a) Limits on Symantec Indemnification. Symantec shall not be required to provide indemnification under this Section 14 unless and until the aggregate Loss for which one or more SalesLogix Indemnitees seeks indemnification hereunder exceeds an aggregate of Two Hundred Thousand Dollars ($200,000) (the "Symantec Basket"), in which event Symantec shall be liable to indemnify the SalesLogix Indemnitees for all Loss in excess of the Symantec Basket. The maximum aggregate Loss recoverable by SalesLogix Indemnitees (considered together as a group) against Symantec under this Section 14 shall not exceed Twelve Million Dollars ($12,000,000) (the "Symantec Cap"). Notwithstanding the foregoing, (i) the Symantec Basket and the Symantec Cap shall not apply to that certain potential infringement matter disclosed in the Symantec Disclosure Letter and (ii) SalesLogix and any other Indemnified Party shall be entitled to recover any Loss arising from fraud or willful misconduct on the part of Symantec.

              (b) Limits on SalesLogix Indemnification. SalesLogix shall not be required to provide indemnification under this Section 14 unless and until the aggregate Loss for which one or more SalesLogix Indemnitees seeks indemnification hereunder exceeds an aggregate of Two Hundred Thousand Dollars ($200,000) (the "SalesLogix Basket"), in which event SalesLogix shall be liable to indemnify the Symantec Indemnitees for all Loss in excess of the SalesLogix Basket. The maximum aggregate Loss recoverable by Symantec Indemnitees (considered together as a group) against SalesLogix under this Section 14 shall not exceed Twelve Million Dollars ($12,000,000) (the "SalesLogix Cap"). Notwithstanding the foregoing, (i) Symantec and any other Indemnified Party shall be entitled to recover any Loss arising from fraud or willful misconduct on the part of Symantec, and (ii) the SalesLogix Cap and the SalesLogix Basket shall not be applicable to the payment of Royalties due hereunder which must be paid to and may be recovered by Symantec irrespective of any other claims made or recoveries received pursuant to the provisions of this Section 14.

              (c) Time Limits. Notwithstanding anything herein to the contrary, no claim for indemnification under this Section 14 may be brought after the first (1st) anniversary of the Closing Date; provided, however, that with respect to the representations and warranties regarding Taxes a claim for indemnification under this Section 14 may be brought until the end of the statutory period. To preserve a claim for indemnification under this Section 14, an Indemnified Party need only provide written notice in reasonable detail of such claim to the Indemnitor prior to the expiration of the applicable time limit described in the preceding sentence; and if an Indemnified Party provides such notice prior to the expiration of such time limit, such Indemnified Party may pursue such claim for indemnification after the expiration of such time limit. Notwithstanding the foregoing, SalesLogix shall indemnity Symantec and each of the other Symantec Indemnitees against, and hold Symantec and each of the other Symantec Indemnitees harmless from, all Loss arising out of, resulting from, caused by or attributable (i) to the operation by SalesLogix of the business of exploiting the Licensed Products and Derivative Products after the Anniversary Date and (ii) the Transferred Liabilities; provided, however, that such obligations shall cease as of the date the Purchase Option or Quit Claim Option is exercised.

         14.6 Indemnity After the Royalty Term. If the Licenses convert to perpetual Licenses under Section 9.1 and neither the Purchase Option nor the Quit Claim Option is exercised, then the indemnity obligations imposed by this
Section 14 upon SalesLogix shall be without any time limits whatsoever and thereafter shall not be subject to the SalesLogix Basket or the SalesLogix Cap.

         14.7 No Setoff against Royalties. SalesLogix shall not be entitled to set off against the Royalties payable to Symantec hereunder any claims for Loss or other claims for indemnity.

         14.8 Remedy Limitations. Except with respect to the payment obligations under Section 6.6 and 13.8 of this Agreement and the payment obligations under the Transition Agreement, the foregoing provisions of this Section 14 shall be the sole remedy of an indemnified party for: (a) any failure of a representation or warranty as described in Section 14.2(a) or Section 14.3(a); (b) the matters described in Section 14.2(c), Section 14.3(c) or Section 14.3(d); or (c) any breach or violation of any covenant or agreement contained in this Agreement or the Ancillary Agreements required to be performed after the Closing Date under
Section 14.2(b) or Section 14.3(b). Notwithstanding the foregoing, if a post-Closing breach or violation as described in Section 14.2(b) or Section 14.3(b) does not give rise to an indemnification right because of the passage of the applicable time limit set forth in Section 14.5(c), then the party against whom such breach is committed shall retain the right to bring a breach of contract claim for appropriate damages and/or equitable relief; provided, however, that such claim shall be subject to the Symantec Basket and Symantec Cap or the SalesLogix Basket and SalesLogix Cap, as the case may be, to the same extent as if such claim had been brought as a claim for indemnification under
Section 14.2(b) or Section 14.3(b). Nothing contained in this Section 14.8 shall be deemed to restrict (i) a party's ability to seek and obtain injunctive relief, (ii) a party's ability to terminate this Agreement in accordance with its terms, or (iii) Symantec's ability to recover unpaid Royalties.

15.      ASSIGNMENT AND SUBLICENSE

         15.1 Successors and Assigns. This Agreement is binding on the successors and assigns of the parties; provided, that this Agreement may not be assigned (by operation of law or otherwise) by either party without the prior written consent of the other party, except as provided in this Section 15.

         15.2 Assignment by Symantec. Notwithstanding Section 15.1, the rights and obligations of Symantec under this Agreement may be assigned, in whole or in part, without the consent of SalesLogix, by Symantec to any corporation which is a direct or indirect wholly-owned subsidiary of Symantec, any corporation that is the parent of Symantec, any entity which is the surviving entity of a merger, consolidation or reorganization in which Symantec participates, or any corporation or other person or business entity which acquires all or substantially all of the Licensed Products from Symantec. In the event that Symantec transfers all or substantially all of the Licensed Products to a third party outside the context of a merger, consolidation, reorganization or sale of substantially all of its assets, the Purchase Option granted to SalesLogix in
Section 9.2 shall, at the option of SalesLogix, accelerate and become exercisable during the thirty (30) period following the date of such transfer of the Licensed Products. In addition, Symantec may assign, in whole or in part, without the consent of SalesLogix, its right to receive Royalties hereunder.

         15.3 Assignment by SalesLogix. Notwithstanding Section 15.1, the rights and obligations of SalesLogix under this Agreement may be assigned, in whole or in part, without the consent of Symantec, by SalesLogix to any corporation which is a direct or indirect wholly-owned subsidiary of SalesLogix, any corporation that is the parent of SalesLogix, any entity which is the surviving entity of a merger, consolidation or reorganization in which SalesLogix participates, or any corporation or other person or business entity which acquires all or substantially all of assets of SalesLogix; provided, however, that such surviving entity or acquirer agrees in writing to assume all of the obligations of SalesLogix under this Agreement, the Purchase Escrow Agreement, the Derivative Products Escrow Agreement and, if such assignment occurs during the Transition Period, the Transition Agreement.

16.      DISPUTE RESOLUTION

         16.1 Management Negotiation. SalesLogix and Symantec shall attempt to resolve disputes between SalesLogix and Symantec arising out of or in connection with this Agreement and/or the Ancillary Agreements through good faith negotiations as provided herein. The parties agree that disputes shall be fully discussed by the functional representatives of SalesLogix and Symantec involved in the dispute in an attempt to achieve a prompt resolution of such dispute. In the event that such dispute shall not be promptly resolved by the mutual agreement of the functional representatives of SalesLogix and Symantec, the dispute shall be submitted to the Chief Financial Officers of each of SalesLogix and Symantec. Such officers shall meet and fully discuss such dispute in an attempt to achieve a prompt resolution of the dispute. If such dispute is not promptly resolved by the mutual agreement of the Chief Financial Officers of the parties, each of SalesLogix and Symantec shall be free to exercise any of the remedies available to it (i) pursuant to the terms of this Agreement or (ii) otherwise at law or in equity, subject to the terms of this Agreement.

         16.2 Good Faith. Each of SalesLogix and Symantec agrees to act reasonably and in good faith in connection with all matters arising out of or in connection with this Agreement or the Ancillary Agreements that are submitted to the dispute resolution process set forth in this Section.

         16.3 Injunctive Relief. Nothing contained herein shall be deemed to prohibit, restrict or in any way hinder one party from seeking and obtaining injunctive or equitable relief, whether temporary, preliminary or permanent, against the other.

         16.4 Waiver of Jury Trial. The parties hereby waive trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement or the Ancillary Agreements or the transactions contemplated thereby.

17.      GENERAL TERMS AND CONDITIONS

         17.1 Time of the Essence. Time is of the essence of this Agreement.

         17.2 Governing Law; Jurisdiction and Venue. The validity and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law applicable to choice of law. The parties consent and submit and agree not to object to the jurisdiction and venue of the state and federal courts located in San Francisco and Santa Clara Counties, California and in Maricopa County, Arizona for proceedings relating to enforcement of, or any other remedy under, this Agreement and the Ancillary Agreements.

         17.3 Headings. Headings included in this Agreement are for convenience only and are not to be used to interpret this Agreement.

         17.4 Waiver. The failure of either party to enforce at any time any of the provisions hereof or exercise any right or option hereunder shall not be construed to be a waiver of the right of such party thereafter to enforce any such provisions or exercise such right or option.

         17.5 No Joint Venture. This is a license agreement. No agency, partnership, joint venture or other joint relationship is created hereby. SalesLogix does not extend to Symantec or Symantec's agents or distributors any authority of any kind to bind SalesLogix in any respect whatsoever. Symantec does not extend to SalesLogix, its agents or distributors, or sublicensees any authority of any kind to bind Symantec in any respect whatsoever.

         17.6 Attorneys' Fees. In any litigation or other action between parties, the prevailing party shall be entitled to reasonable attorneys' fees and all costs of proceedings, experts, investigations and related expenses, incurred in enforcing, or pursuing other remedies with respect to, this Agreement.

         17.7 Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

         17.8 Public Announcement. Upon execution of this Agreement, Symantec and SalesLogix will issue a press release approved by such parties announcing the transaction. Thereafter, each party may issue such press releases, and make such other disclosures regarding the transactions contemplated hereby, as it determines are required under applicable securities laws or regulatory rules, but shall first, when practicable, consult with the other and provide the other party with an opportunity to comment on any such press release. Prior to the publication of the press release issued upon execution of this Agreement, neither party shall make any public announcement relating to this Agreement or the transactions contemplated hereby (except as may be required by applicable securities laws and the rules of any securities exchange on which the shares of such party are listed).

         17.9 Consents by Symantec. Whenever under this Agreement the consent of Symantec is not to be unreasonably withheld or delayed, Symantec shall respond promptly and shall use its good faith efforts to respond as soon as practicable. To expedite Symantec's review and response to any such request for consent, the request for consent shall be directed by SalesLogix to the Legal Department of Symantec, addressed to the attention of its General Counsel.

         17.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

         17.11 Entire Agreement; Modification. This Agreement, together with the Exhibits, Schedules and Disclosure Letters hereto and the Ancillary Agreements, constitutes the entire agreement between the parties with respect to the transactions contemplated herein, and supersedes all proposals, oral or written, all negotiations, conversations or discussions between the parties relating to this Agreement including but not limited to the September 13, 1999 letter agreement and the non-binding Term Sheet between the parties and that certain Nondisclosure Agreement between the parties dated July 7, 1999, and all past course of dealing or industry custom, and no representations, warranties, inducements or oral agreements have been made by any party except as expressly set forth herein or in the Ancillary Agreements. This Agreement may not be changed, modified or rescinded, except in writing, signed by both parties hereto, and any attempt at oral modification of this Agreement shall be void and of no effect.

         17.12 Specific Performance. SalesLogix and Symantec each acknowledges and agrees that the parties' respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by SalesLogix or Symantec of the provisions of this Agreement, in addition to any remedies at law, Symantec and SalesLogix, respectively, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

         17.13 Notices. All notices required or permitted under this Agreement shall be in writing and shall be effective only upon the third (3rd) day after mailing, if mailed by registered mail, return receipt requested, upon the next day after mailing, if mailed by express courier service (such as FedEx or UPS Overnight), or upon delivery, if personally delivered and receipted for or delivered by facsimile as follows: SalesLogix Corporation, at its address set forth in the first paragraph of this Agreement, Attention: Chief Financial Officer, Fax: (480) 368-3797, with a copy to Osborn Maledon, P.A. 2929 North Central, Suite 2100, Phoenix, Arizona 85012, Attention: Thomas H. Curzon, Fax:
(602) 640-6067 or as follows: Symantec Corporation at its address set forth in the first paragraph of this Agreement, Attention: General Counsel, Fax: (408) 446-8121, with a copy to Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306, Attention: Gordon K. Davidson, Fax: (650) 494-1417. Either party may change its address for service of written notice to the other.

         17.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, SalesLogix, Parent and Subsidiary have executed this Agreement as of the Effective Date.

SALESLOGIX CORPORATION                    SYMANTEC CORPORATION

By    /s/ Patrick M. Sullivan             By   /s/ Gregory Myers
   --------------------------------          -----------------------------------
Name   Patrick M. Sullivan                Name
    -------------------------------           ----------------------------------
Title   CEO                               Title
     ------------------------------            ---------------------------------
                                          SYMANTEC LIMITED

                                          By   /s/  Derek Witte
                                            ------------------------------------
                                          Name
                                              ----------------------------------
                                          Title
                                               ---------------------------------

List of Attached Exhibits:
--------------------------

Exhibit A:            Licensed Programs
Exhibit B:            Marks
Exhibit C:            Other Transferred Assets (including Assumed Contracts and
                      Sublicensed Contracts)
Exhibit D:            Tangible Assets
Exhibit E:            Transferred Liabilities
Exhibit F:            Transition Agreement
Exhibit G:            Shared Technology
Exhibit H:            Symantec Trademark Guidelines
Exhibit I:            Deliverables
Exhibit J:            Third Party Consents
Exhibit K:            Purchase Escrow Agreement
Exhibit L:            Opinion of Symantec's Counsel
Exhibit M:            Registration Rights Agreement
Exhibit N:            Stockholder Agreement
Exhibit O:            Opinion of SalesLogix's Counsel
Exhibit P:            Form of Stock Certificate
Exhibit Q:            Symantec Product Offerings
Exhibit R:            Employees (including Product Group Employees and Support
                      Group Employees)
Exhibit S:            Designated Persons
Exhibit T:            Third Party Software

List of Attached Schedules:

Schedule 2.1:         Licenses Granted
Schedule 2.6:         Domain Names
Schedule 6.3:         Symantec Fiscal Quarter End Dates
Schedule 11.1.10:     List of Symantec Financial Schedules Provided to
                      SalesLogix
Schedule 12.3         SalesLogix Capitalization
Schedule 12.6         List of SalesLogix Financial Statements Provided to
                      Symantec

                                    EXHIBIT A

                                LICENSED PRODUCTS

-         ACT! 2000 for Windows 95/98/NT
-         ACT! 2.8 for Macintosh
-         ACT! 1.01 for Windows CE
-         ACT! Palm Pilot Link 1.01

                                    EXHIBIT C

                            OTHER TRANSFERRED ASSETS

-    All rights under Assumed Contracts arising on and after the Closing Date

- All prepaid royalties relating to periods on or after the Closing Date under any Sublicensed Contract

Assumed Contracts

- All support contracts for the Licensed Products with the terms and conditions attached as Exhibit C-1, or with terms and conditions that are not materially different thereto

- All upgrade insurance contracts for the Licensed Products with the terms and conditions attached as Exhibit C-2, or with terms and conditions that are not materially different thereto

-    Software Agreement dated 11/21/97 between Symantec and Ergo Training, Inc.

-    Letter Agreement dated 1/2/97 between Symantec and iMarket, Inc.

- Letter of Understanding dated 6/21/99 between Symantec and InstallShield Software Corporation

- Software License and Marketing Agreement dated 6/20/99 between Symantec and Paragon Software

- MyProspects Co-Branding Agreement dated 5/27/99 between Symantec and My Software Company

SUBLICENSED CONTRACTS

-    Letter Agreement dated 7/13/95 between Symantec and ACT Networks Inc.

-    Letter Agreement dated 1/6/98 between Symantec and Archer Software Inc.

- License and Marketing Agreement dated 6/18/99 between Symantec and Dale Carnegie & Associates, Inc.

- Software License Agreement dated 5/31/95 between Symantec and Streetwise Software

- Directory Distribution Agreement dated 12/__/97, and amendment thereto dated 6/4/99, between Symantec and Yahoo, Inc.

- License Agreement dated 7/25/91 between Symantec and Houghton Mifflin Company and Contact Software International (as amended pursuant to Amendment I dated as of January 1, 1994, Amendment II dated as of February 24, 1994 and Amendment III dated as of March 22, 1999)

- Software License and Distribution Agreement dated 6/15/99 between Symantec and AT&T

- EarthLink Network TotalAccess Distribution Agreement dated 6/11/99 between Symantec and EarthLink Network, Inc.

- Software License Agreement dated 11/__/97 between Symantec and ViaGrafix Corporation

- Software License Agreement dated 7/16/99 between Symantec and On the Go Software, Inc.

- Symantec Web Site Access Agreement dated 10/8/97 between Symantec and Bigfoot Partners, L.P.

-    Symantec Web Site Access Agreement between Symantec and HotData, Inc.

-    Symantec Web Site Access Agreement Symantec and OneLook Dictionary

- Royalty Agreement dated 2/1/92 between Eshani Corporation and Contact Software International, Inc.

                                    EXHIBIT E

                             TRANSFERRED LIABILITIES

- All obligations under the Assumed Contracts and the Sublicensed Contracts arising on or after the Closing Date

- All obligations relating to the ACT Certified Consultant Program arising on or after the Closing Date

- All obligations relating to the ACT Add-On Catalog arising on or after the Closing Date

- All obligations relating to the ACT Authorized Training Center Program arising on or after the Closing Date

- All end user rebates or other promotions with respect to the Licensed Products and any related out-of-pocket fulfillment charges other than those which become payable by Symantec before the end of the Transition Period

- All obligations relating to returns of the Licensed Products arising on or after the Closing Date, other than (i) returns of obsolete versions of the Licensed Products, (ii) returns designated by Symantec's distributors and resellers as "stockbalancing" returns during the Transition Period to the extent that they exceed Symantec's net channel inventory deferrals for the Licensed Products as stated on Symantec's balance sheet as of the Closing Date, and (iii) returns for any other reason within the 60-day period after the Closing Date

- All Licensed Product support obligations to end users with the following terms and conditions: Free support for all registered users of the Licensed Products for 90 days from the date of their first call. Lines are open Monday through Friday, 7 a.m. to 4 p.m., Pacific Standard

- All Licensed Product support obligations to end users with the following terms and conditions: Complimentary sixty- (60-) day standard Silver support is provided with the Licensed Products to help end users install and run the Licensed Products. Technical Support can answer questions relating to installation, configuration, compatibility and general usage. With Silver support, customers go to the head of the queue when calling Technical Support. Silver support gives customers extended access to the support team for a further 6 months. Silver support telephone lines are open from Monday to Friday (excluding public holidays) between 9am and 5pm GMT (9am and 5pm CET) to enable customers to reach a Symantec support representative quickly and easily.

                                    EXHIBIT F

                              TRANSITION AGREEMENT

         This TRANSITION AGREEMENT (this "AGREEMENT") is made as of ___________________, by and between Symantec Corporation, a Delaware corporation with its principal offices located at 20330 Stevens Creek Boulevard, Cupertino, California 95014 ("SYMANTEC"), Symantec Limited, a wholly-owned limited liability company organized under the laws of Ireland, with its principal offices located at Ballycoolin Business Park, Blanchardstown, Dublin 15, Ireland, and SalesLogix Corporation, a Delaware corporation with its principal offices located at 8800 North Gainey Center Drive, Suite 200, Scottsdale, Arizona 85258 (the "COMPANY").

                                 R E C I T A L S

         A. Pursuant to a Software License Agreement (the "SOFTWARE LICENSE AGREEMENT") dated as of December 6, 1999 by and between Symantec and the Company, Symantec shall license to Company the Licensed Products, as defined in the Software License Agreement;

         B. In accordance with Section 4.9 of the Software License Agreement, Symantec and the Company have agreed to enter into a Transition Agreement, which agreement shall specify certain administrative services which Symantec shall provide to the Company (including facilities, information services, sales, accounting, manufacturing, marketing and customer support) during the Term (as set forth in Section 5 hereof).

         C. Terms used herein and not otherwise defined have the respective meanings set forth in the Software License Agreement.

         NOW, THEREFORE, in consideration of the premises, the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.   Services.

              (a) Symantec agrees to provide to the Company, during the term specified in Section 5 herein (the "TERM"), the services specified in Exhibit A hereto (the "SERVICES").

              (b) The Services shall be provided by Symantec to the Company on the same terms and consistent with Symantec's current practice as they have been performed by Symantec in relation to the Licensed Products during the calendar quarter immediately prior to the date of this Agreement.

              (c) The parties acknowledge the transitional nature of the Services and that Symantec may make changes from time to time in the manner of performing the Services if it is making similar changes in performing similar services for itself.

              (d) The parties shall use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of the Services. Such cooperation shall include exchanging information, providing necessary access to people, equipment and systems, and obtaining all consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations hereunder. The parties shall also cooperate in making information available as needed in the event of a tax audit, whether in the United States or any other country; provided, however, that the party being audited shall reimburse the other party for any of its out of pocket costs incurred in connection with providing such information. The obligation pursuant to this paragraph to cooperate in making information available as needed in the event of a tax audit shall survive the expiration of this Agreement.

              (e) Symantec shall be required to provide services hereunder only to the extent and only at the locations such services are being provided by Symantec in connection with the Licensed Products during the calendar quarter immediately prior to the date hereof. The Services will be available only for the purposes of conducting business in connection with the Licensed Products in a manner similar to which it was conducted prior to the date hereof.

              (f) In performing the Services hereunder, Symantec shall not be obligated to (i) hire any additional employees; (ii) maintain the employment of any specific employee; (iii) purchase, lease or license any additional equipment or software or (iv) pay any costs related to any conversion requested by Company of Symantec's data to Company's, or any alternate service supplier's, systems.

              (g) Symantec shall provide the Services as an independent contractor, and the employees or agents of Symantec providing such Services shall remain employees or agents of Symantec. Symantec shall use its discretion in performing the Services, subject to the general and reasonable direction of the Company and subject further to compliance with applicable law. Symantec shall determine its work location, hours and rules.

         2. Payments to Symantec. As consideration for Symantec's performance of the Services, the Company agrees to pay Symantec the fees set forth on Schedule 1 to Exhibit A. The Company shall additionally reimburse Symantec for the costs described in Paragraphs 5(b), 6(b) and 8 of Exhibit A. Such amounts due Symantec shall be satisfied by the Company as set forth in Section 4 hereof.

         3.   Payments to Company.

         (a) Within twenty (20) business days after the end of each fiscal month during the Term, Symantec shall make a payment to the Company in an amount equal to actual cash receipts collected by Symantec during such fiscal month in connection with accounts receivable for any Licensed Products, and any upgrade insurance and technical support contracts relating to the Licensed Products, sold by Symantec on behalf of the Company hereunder.

         (b) Following the end of the Term, Symantec shall be obligated to pay the Company an amount (the "END OF TERM PAYMENT") equal to (i) Symantec's net channel inventory deferrals for the Licensed Products as stated on Symantec's balance sheet as of the Closing Date plus (ii) Symantec's deferred revenues relating to upgrade insurance and technical support obligations for the Licensed Products, as stated on Symantec's balance sheet as of the Closing Date, less
(iii) an allocated percentage of Symantec's volume incentive rebate liability during the Term, which allocation percentage shall be calculated as follows: net sell-through of the Licensed Products during the Term, as reported by Symantec's distributors ("Net Sell-Through"), divided by the sum of (x) Symantec net revenues, excluding revenues relating to the Licensed Products, during the Term and (y) Net Sell-Through, and further less (iv) Product Returns. "Product Returns" shall mean (x) all stockbalancing returns (designated as such by the distributor or reseller making the return) of the Licensed Products during the Term, up to the amount set forth in (i) above, plus (y) all non-stockbalancing and non-obsolete returns of

Licensed Products received later than sixty (60) days after the Closing Date (as defined in the Software License Agreement). The End of Term Payment shall be satisfied by Symantec as set forth in Section 4 hereof.

         4. Payment Terms. The amounts due each party by the other party pursuant to Sections 2 and 3(b) hereof shall be satisfied as set forth in this section. Within twenty (20) business days following the end of the fiscal month in which the Term ends, Symantec shall send an invoice to the Company for an amount equal to (i) all amounts payable by the Company to Symantec pursuant to
Section 2, less (ii) all amounts payable by Symantec to the Company pursuant to
Section 3(b). If such calculation results in a positive amount, the Company shall make a payment to Symantec for such amount due no later than seven (7) days after the date of such invoice. If such calculation results in a negative amount, Symantec shall make a payment to the Company for such amount due no later than seven (7) days after the date of such invoice.

         5. Term. The Term of this Agreement shall commence on the Closing Date and shall continue in effect until March 31, 2000.

         6. End of Transition Deliverables. Within eleven (11) business days following the end of the Term, Symantec shall deliver to Company the deliverables described in Exhibit B hereto (the "Deliverables").

         7. Proprietary and Confidential Information. The parties agree to comply with the provisions regarding confidential information set forth in
Section 10 of the Software License Agreement.

         8. Notices. All notices, requests, demands, waivers, consents or other communications required or permitted hereunder shall be in writing and be deemed to have been duly given when given in the manner and to the address set forth in
Section 17.13 of the Software License Agreement. Either party may change its address for notice purposes by providing a notice in accordance with that section.

         9. Limitation on Liability. Symantec and its affiliates' aggregate liability to the Company and its affiliates relating to this Agreement and the Services shall in no event exceed the aggregate amount of fees paid by the Company to Symantec pursuant to this Agreement.

         10.  Miscellaneous.

         (a) Neither party hereto shall be liable for any failure of or delay in the performance of this Agreement for the period that such failure or delay is due to any act of God, public enemy, civil war, strikes or labor disputes, or any similar cause beyond the parties' reasonable control; provided that in the event of any such failure or delay in the performance of any Service hereunder, the Company may terminate this Agreement immediately upon written notice to Symantec, but such termination shall not affect Symantec's right to receive payment for such Services rendered prior to the date of termination. Each party hereto agrees to notify the other party promptly of the occurrence of any such cause and to carry out this Agreement as promptly as practicable after such cause is terminated.

         (b) This Agreement may be amended or modified only by a written instrument executed by the parties hereto.

         (c) This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes and replaces all prior and contemporaneous agreements and understanding, oral or written, with regard to corporate services or transition matters. All exhibits hereto are expressly made a part of this Agreement as fully as though completely set forth herein.

         (d) In the event that any provision of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, such provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

         (e) Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than Symantec or the Company and their respective successors and permitted assigns; provided, however, the Company may not assign its rights hereunder. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to Symantec or the Company. No provision of this Agreement shall give any third persons any right of subrogation or action over or against Symantec or the Company.

         (f) The provisions regarding governing law, jurisdiction and venue set forth in Section 17.2 of the Software License Agreement shall apply to this Agreement in all respects.

         (g) The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         (h) This Agreement may be executed in counterparts, each of which shall be deemed an original, but together which shall constitute the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SYMANTEC CORPORATION                        SALESLOGIX CORPORATION

By                                          By
  ---------------------------------           ----------------------------------
Name                                        Name
    -------------------------------             --------------------------------
Title                                       Title
     ------------------------------              -------------------------------

SYMANTEC LIMITED

By
  ---------------------------------
Name
    -------------------------------
Title
     ------------------------------

                                    EXHIBIT M

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of the __th day of _______________, ________, by and between SALESLOGIX CORPORATION, a Delaware corporation ("SalesLogix"), and Symantec Corporation, a Delaware corporation ("Symantec").

                                    RECITALS

         A. SalesLogix and Symantec have entered into a Software License Agreement dated December 6, 1999 (the "License Agreement"), pursuant to which Symantec shall license certain rights in a software product line to SalesLogix and receive, as a component of consideration for such transfer, _______ shares of fully paid and nonassessable Common Stock issued by SalesLogix (the "Shares").

         B. SalesLogix has previously granted certain registration rights to certain investors in SalesLogix as described in that Amended and Restated Investors' Rights Agreement dated June 4, 1998, as amended as of April 22, 1999, and has granted certain additional limited rights to certain shareholders of Enact Incorporated, a corporation which was acquired by SalesLogix effective April 30, 1999 and to certain shareholders of Opis Corporation, effective as of December 30, 1997 (all such agreements collectively, the "Existing Rights Agreements").

         C. SalesLogix and Symantec desire that Symantec receive the registration rights set forth in this Agreement and that the Shares be subject to certain restrictions as set forth in this Agreement.

         D. Execution of this Agreement is a condition precedent to the consummation of the transactions contemplated by the License Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

                                    SECTION 1

                         Restrictions on Transferability

                               Registration Rights

         1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

             "Act" shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

             "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

             "Holder" shall mean any person owning of record Registrable Securities, including without limitation, Symantec.

             The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

             "Registration Expenses" shall mean all expenses incurred by SalesLogix in complying with Section 1.5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for SalesLogix, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of SalesLogix which shall be paid in any event by SalesLogix).

             "Registrable Securities" means (a) the Shares and any other shares of Common Stock that are now owned or may hereafter be acquired by Symantec or any of Symantec's permitted successors and assigns; (b) any SalesLogix Common Stock issued or issuable in respect of other securities issued or issuable with respect to the Shares upon any stock split, stock dividend, recapitalization, or similar event, or any SalesLogix Common Stock otherwise issued or issuable with respect to the Shares; (c) any SalesLogix Common Stock with respect to which SalesLogix has granted registration rights under the Existing Rights Agreements; and any SalesLogix Common Stock with respect to which SalesLogix hereafter grants registration rights in compliance with Section 1.18 hereof; provided, however, that shares of SalesLogix Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (x) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (y) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale. "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

             "Form S-3" shall mean such form under the Act as is in effect on the date hereof or any successor registration form under the Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by SalesLogix with the Commission.

         1.2 Restrictions. The Shares shall not be sold, assigned, hypothecated or otherwise transferred except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Act. Symantec will cause any proposed purchaser, assignee or transferee of the Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement, unless such purchaser, assignee or transferee acquires such securities pursuant to a registration or pursuant to Rule 144 of the General Regulations promulgated under the Act.

         1.3 Restrictive Legend. Each certificate representing (a) the Shares and (b) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend in the form described in the License Agreement. Symantec consents to SalesLogix making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 1.

         1.4 Notice of Proposed Transfers. Prior to any proposed sale, assignment or transfer of any Shares, unless the Shares are to be transferred pursuant to Rule 144 or there is in effect a registration statement under the Act covering the proposed transfer, Symantec shall give written notice to SalesLogix of Symantec's intention to effect such transfer, sale or assignment. Each such notice shall describe the manner and circumstances of the proposed transfer, sale or assignment in sufficient detail, and shall be accompanied at Symantec's expense by either (a) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to SalesLogix, addressed to SalesLogix, to the effect that the proposed transfer of the Shares may be effected without registration or qualification under the Act and applicable state "blue sky" statutes, rules and regulations ("Blue Sky Laws"), or (b) a "no action" letter from the Commission and applicable state "blue sky" regulators (the "Regulators") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission or the Regulators that action be taken with respect thereto, or (c) any other evidence reasonably satisfactory to counsel to SalesLogix, whereupon Symantec shall be entitled to transfer such Shares in accordance with the terms of the notice delivered by Symantec to SalesLogix. Each certificate evidencing the Shares transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144 or pursuant to a registration, the appropriate restrictive legends referred to in this Section 1, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for Symantec and SalesLogix, such legend is not required in order to establish compliance with any provisions of the Act.

         1.5 Symantec Request for Registration.

             (a) If at any time after June 1, 2000 at a time when Form S-3 is not available, for whatever reason, for the registration of the Registrable Securities owned by Symantec, SalesLogix shall receive a written request from Symantec that SalesLogix file a registration Statement under the Act covering the registration of at least 20% of the Registrable Securities owned by Symantec and Registrable Securities having an anticipated aggregate offering price (before any underwriting discounts and commissions) of at least $5,000,000, then SalesLogix shall:

                 (i) within ten (10) days of the receipt thereof given written notice of such request to all other Holders; and

                 (ii) effect as soon as practicable, and in any event within sixty (60) days of such request, the registration under the Act of all Registrable Securities which Symantec and the other Holders request, within twenty (20) days of the mailing of such notice by SalesLogix in accordance with
Section 3.5, to be registered subject to the limitations of Section 1.5(b).

             (b) If Symantec intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise SalesLogix as a part of its request made pursuant to Section 1.5(a) and SalesLogix shall include such information in the written notice referred to in
Section 1.5(a)(i). The underwriter will be selected by SalesLogix and shall be reasonably acceptable to Symantec. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by Symantec and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with SalesLogix as provided in Section 1.6(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.5, if the underwriter advises Symantec or SalesLogix in writing that marketing factors require a limitation of the number of shares to be underwritten, then upon notice of such from Symantec or the underwriter, SalesLogix shall so advise all Holders that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated first to Symantec and then second to the other Holders of Registrable Securities in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each such Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all securities not holding registration rights are first entirely excluded from the underwriting.

             (c) Notwithstanding the foregoing, if SalesLogix shall furnish to Symantec a certificate signed by the Chief Executive Officer of SalesLogix stating that in the good faith judgment of the Board of Directors of SalesLogix, it would be seriously detrimental to SalesLogix and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, SalesLogix shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request; provided, however, that SalesLogix may not utilize this right more than once in any twelve-month period.

             (d) In addition, SalesLogix shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.5;

                 (i) After SalesLogix has effected two registrations pursuant to this Section 1.5 and such registrations has been declared or ordered effective;

                 (ii) During the period starting with the date thirty (30) days prior to SalesLogix's good faith estimate of the date of filing of and ending on a date sixty (60) days after the effective date of a registration subject to Section 1.6 hereof; provided that SalesLogix is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and the number of Registrable Securities owned by Symantec included in such registration is equal to or greater than the number of shares that Symantec requested registration for under this Section 1.5;

                 (iii) if Symantec proposes to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.14 below.

         1.6 Company Registration. If (but without any obligation to do so) SalesLogix proposes, after the date of this Agreement, to register (including for this purpose a registration effected by SalesLogix for stockholders other than Symantec) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than (i) a registration relating solely to the sale of securities to participants in a SalesLogix stock plan; (ii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered); including (but not limited to) any registration made pursuant to Section 1.2(a) of the Amended and Restated Investors' Rights Agreement dated June 4, 1998, as amended as of April 22, 1999 (the "Restated Existing Agreement"), SalesLogix shall at such time promptly give Symantec written notice of such registration. Upon the written request of Symantec given within twenty (20) days after mailing of such notice by SalesLogix in accordance with Section 3.5, SalesLogix shall, subject to the provisions of Sections 1.8 and 1.10, cause to be registered under the Act all of the Registrable Securities that Symantec has requested to be registered. If Symantec decides not to include all of its Registrable Securities in any registration statement thereafter filed by SalesLogix, Symantec shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or statements as may be filed by SalesLogix with respect to offerings of its securities (whether for itself or secondary offerings for the benefit of other stockholders), all upon the terms and conditions set forth herein.

         1.7 Obligations of SalesLogix. Whenever required under this Section 1 to effect the registration of any Registrable Securities, SalesLogix shall as expeditiously as reasonably possible:

             (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120 day period shall be extended for a period of time equal to the period Symantec refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of SalesLogix; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold; provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

             (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

             (c) Furnish to Symantec such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

             (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Symantec; provided that SalesLogix shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless SalesLogix is already subject to service in such jurisdiction and except as may be required by the Act.

             (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Symantec and each other Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

             (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

             (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by SalesLogix are then listed.

             (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

             (i) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing SalesLogix for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Symantec, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of SalesLogix, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Symantec, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

         1.8 Furnish Information. It shall be a condition precedent to the obligations of SalesLogix to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to SalesLogix such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

         1.9 Expenses of Registration. SalesLogix shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to this
Section 1 for Symantec, including (without limitation) all federal and "blue sky" registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, the fees and disbursements of counsel for SalesLogix and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

         1.10 Underwriting Requirements. In connection with any offering involving an underwriting of Shares of SalesLogix's capital stock, SalesLogix shall not be required under Section 1.6 to include any of the Holder's securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between SalesLogix and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by SalesLogix. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by SalesLogix that the underwriters determine in their sole discretion is compatible with the success of the offering, then SalesLogix shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the Holders according to the total amount of securities requested to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders, but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, (ii) notwithstanding (i) above, any shares being sold by Symantec pursuant to exercise of a demand registration right under
Section 1.5 or by holders pursuant to exercise of a demand right under Section 1.2(a) of the Restated Existing Agreement be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of Shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

         1.11 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.12 Indemnification. In the event any Registrable Securities are included in a registration statement pursuant to this Section 1:

              (a) To the extent permitted by law, SalesLogix will indemnify and hold harmless Symantec and each other Holder, the officers and directors of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (individually and collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by SalesLogix of the Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any federal or state securities law; and SalesLogix will pay to each such Holder, officer or director, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.12(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of SalesLogix (which consent shall not be unreasonably withheld), nor shall SalesLogix be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer or director, underwriter or controlling person.

              (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless SalesLogix, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls SalesLogix within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement or any of such Holder's officers and directors, and any person who controls such underwriter or other Holder within the meaning of the Act of 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which SalesLogix or any such director, officer, controlling person, underwriter or other such Holder, director, officer or controlling person of such other Holder may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by SalesLogix or any such director, officer, controlling person, underwriter or other Holder, officer, director or controlling person of such Holder, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.12(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall the total amounts payable in indemnity by a Holder under this
Section 1.12(b) exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

              (c) Promptly after receipt by an indemnified party under this
Section 1.12 of notice of the commencement of any action (including any governmental action), such indemnified party will if a claim in respect thereof is to be made against any indemnifying party under this Section 1.12, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain its own separate counsel with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.12, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.12.

              (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of SalesLogix and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

              (e) Contribution. In order to provide for just and equitable contribution to joint liability under the Act in any case in which either (1) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 1.12 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.12 provides for indemnification in such case, or (2) contribution under the Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.12, then, and in each such case, SalesLogix and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and SalesLogix and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

              (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

              (g) The obligations of SalesLogix and Holders under this Section
1.12 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

         1.13 Reports Under Securities Exchange Act of 1934. With a view to making available to Symantec the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of SalesLogix to the public without registration, SalesLogix agrees to:

              (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

              (b) file with the SEC in a timely manner all reports and other documents required of SalesLogix under the Act and the 1934 Act; and

              (c) furnish to Symantec, so long as Symantec owns any Registrable Securities, forthwith upon request (i) a written statement by SalesLogix that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of SalesLogix and such other reports and documents so filed by SalesLogix, and
(iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         1.14 Form S-3 Registration. In case the Company shall receive from Symantec or any other Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

              (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

              (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.14: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.14; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for Symantec pursuant to this Section 1.14; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

              (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.14, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company; provided, however, that the Company shall not be obligated to bear such expenses in connection with more than one such Form S-3 Registration that includes shares on behalf of Symantec within any twelve (12) month period.

         1.15 Assignment of Registration Rights. The rights to cause SalesLogix to register Registrable Securities pursuant to Section 1.5, Section 1.6 and
Section 1.14 may not be assigned by Symantec, without the prior written consent of SalesLogix, which may be granted or withheld in its discretion; except that such rights may be assigned by the Holder without SalesLogix's prior written consent (but only with all related obligations) in connection with a transfer made pursuant to Section 1.4 provided that the transferee or assignee of such securities will, after such assignment or transfer, hold at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); and further provided that: (a) SalesLogix is, within a reasonable time after such transfer and assignment, furnished with written notice of the name and address of such transferee and assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee and assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.16 below; and (c) such assignment shall be effective only if immediately following such transfer and assignment the further disposition of such securities by the transferee or assignee is restricted under the Act. Any such transferee and assignee shall be deemed a Holder for the purposes of this Agreement.

         1.16 Termination of Registration Rights.

              (1) No Holder shall be entitled to exercise any right provided for in this Section 1 after the sixth (6th) anniversary of the date hereof.

              (2) In addition, the right of any Holder to request inclusion in any registration pursuant to Section 1 shall terminate on the second (2nd) anniversary of the date hereof if all Shares of Registrable Securities held by such Holder may immediately be sold under Rule 144 during any 90 day period, or on such date after such second anniversary as all Shares of Registrable Securities held by such Holder may immediately be sold under Rule 144 during any 90 day period; provided, however, that the provisions of this Section 1.16(b) shall not apply to Symantec or any other Holder who owns more than two percent (2%) of SalesLogix's outstanding stock until such time as Symantec or such Holder owns less than two percent (2%) of the outstanding stock of SalesLogix.

         1.17 Acknowledgment of Previous Grants of Registration Rights. Symantec acknowledges that SalesLogix has previously granted registration rights relating to Common Stock of SalesLogix, pursuant to the Existing Rights Agreements and that Symantec's rights under Section 1.6 (subject to Section 1.10) hereof shall be pari passu with the piggyback rights of the Holders under such agreements, and that Symantec's rights under this Agreement are subject to the rights of the holders under the Existing Rights Agreements.

         1.18 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, SalesLogix shall not, without the prior written consent of Symantec, enter into any agreement with any holder or prospective holder of any securities of SalesLogix which would allow such holder or prospective holder to include such securities in any registration filed under Section 1.5 or 1.14 hereof , unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of Symantec which is included. Notwithstanding the foregoing, SalesLogix may grant piggyback registration rights pursuant to which such holder or prospective holder may include such securities in any registration under Section 1.6 if the inclusion of its securities are subject to reduction on a pro rata basis with the Registrable Securities of Symantec on the basis set forth in Section 1.10.

         1.19 Rule 144A Information; PORTAL. If in the future SalesLogix is neither subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the 1934 Act, SalesLogix shall during such time provide in written form, upon the written request of Symantec, or a prospective purchaser of securities of SalesLogix from Symantec, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated under the Act ("144A Information"); SalesLogix further agrees, upon written request, to cooperate with and assist Symantec or any member of the National Association of Securities Dealers, Inc. system for Private Offerings Resales and Trading through Automated Linkages ("PORTAL") in applying to designate and thereafter maintaining the eligibility of the SalesLogix's securities for trading through PORTAL. With respect to each, SalesLogix's obligations under this Section shall at all times be contingent upon Symantec obtaining from a prospective purchaser an agreement to take all reasonable precautions to safeguard the 144A Information from disclosure to anyone other than employees of the prospective purchaser who require access to the 144A Information for the sole purpose of evaluating its purchase of SalesLogix's securities.

                                    SECTION 2
                                  Miscellaneous

         2.1 Assignment. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

         2.2 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. "Holder" who are not parties to this Agreement, or successors or assigns of such parties, are not third party beneficiaries of this Agreement and may not enforce this Agreement without the prior written consent of SalesLogix in its discretion. SalesLogix hereby represents and warrants that any consents or approvals of third parties, including (but not limited to) Holders and parties to the Existing Rights Agreements that may be required as a condition precedent, or otherwise, to SalesLogix entering into this Agreement have been obtained.

         2.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements entered into and performed in the State of California solely by residents thereof.

         2.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         2.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or receipt if sent by telecopy, nationally recognized overnight courier or first class or by registered or certified mail postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

         2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         2.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

         2.8 Amendment and Waiver. Any provision of this Agreement may be amended with the written consent of SalesLogix and Symantec. The failure of either party to enforce at any time any of the provisions hereof or exercise any right hereunder shall not be construed to be a waiver of the right of such party thereafter to enforce any such provision or exercise such right. Any waiver hereunder must be in writing and must be signed by the party whose waiver is sought.

         2.9 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of SalesLogix or of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

         2.10 Aggregation of Stock. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         2.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party of any breach or default under this Agreement, or any waiver on the part of either party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     SALESLOGIX CORPORATION

                                     By:
                                        ---------------------------------------
                                     Title:
                                           ------------------------------------

                                     8800 N. Gainey Center Drive, Suite 200
                                     Scottsdale, AZ  85258

                                     SYMANTEC CORPORATION

                                     By:
                                        ---------------------------------------
                                     Title:
                                           ------------------------------------

                                     20330 Stevens Creek Boulevard
                                     Cupertino, CA 95014

                                    EXHIBIT N

                              STOCKHOLDER AGREEMENT

         THIS STOCKHOLDER AGREEMENT (the "Agreement") is entered into as of the __th day of ___________, _______, by and between SALESLOGIX CORPORATION, a Delaware corporation ("SalesLogix"), and SYMANTEC CORPORATION, a Delaware corporation ("Symantec").

                                    RECITALS

         A. SalesLogix and Symantec have entered into a Software License Agreement dated December 6, 1999 (the "License Agreement"), pursuant to which Symantec shall license certain rights in a software product line to SalesLogix and receive, as a component of consideration for such transfer, _______ shares of fully paid and nonassessable Common Stock issued by SalesLogix (the "Shares").

         B. SalesLogix is concurrently granting certain registration rights to Symantec pursuant to a separate agreement.

         C. As a condition precedent to issuance of the Shares SalesLogix has required Symantec to agree to certain restrictions set forth in this Agreement.

         D. Execution of this Agreement is a condition precedent to the consummation of the transactions contemplated by the License Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

                                    SECTION 1
                              Standstill Provisions

         1.1 Standstill. Beginning on the date of this Agreement and continuing until the earlier of (i) four (4) years after the date of this Agreement or (ii) the date on which Symantec holds less then two percent (2%) of the outstanding voting securities of SalesLogix (the "Standstill Period"), Symantec will not:

             (a) without providing five (5) business days written notice to SalesLogix, acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the 1934 Act) of any of SalesLogix's assets or businesses or in excess of fifteen percent (15%) of the then outstanding voting securities of SalesLogix (except by stock split, stock dividend or other similar recapitalization event approved by SalesLogix's Board of Directors), or any rights or options to acquire such ownership, including from a third party;

             (b) make, or in any way participate, in any hostile or third party solicitation (which solicitation has not been approved or authorized by SalesLogix's Board of Directors) of proxies or consents with respect to any securities of SalesLogix which are, or may be, entitled to vote in the election of SalesLogix's directors ("Voting Securities"), or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the 1934 Act) with respect to SalesLogix, except as recommended by SalesLogix's Board of Directors; or

             (c) form, join, or in any way participate, directly or indirectly, in a "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any securities of SalesLogix for purposes of conducting a hostile takeover of SalesLogix.

         1.2 Voting. Symantec covenants and agrees not to vote in favor of any hostile takeover of SalesLogix during the Standstill Period.

                                    SECTION 2
                                  Miscellaneous

         2.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements entered into and performed in the State of California solely by residents thereof.

         2.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         2.3 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or receipt if sent by telecopy, nationally recognized overnight courier or first class or by registered or certified mail postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

         2.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

         2.5 Amendment and Waiver. Any provision of this Agreement may be amended with the written consent of SalesLogix and Symantec. The failure of either party to enforce at any time any of the provisions hereof or exercise any right hereunder shall not be construed to be a waiver of the right of such party thereafter to enforce any such provision or exercise such right. Any waiver hereunder must be in writing and must be signed by the party whose waiver is sought.

         2.6 Aggregation of Stock. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights or the applicability of any restrictions under this Agreement.

         2.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party of any breach or default under this Agreement, or any waiver on the part of either party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise, shall be cumulative and not alternative.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 SALESLOGIX CORPORATION

                                 By:
                                    ---------------------------------------
                                 Title:
                                       ------------------------------------

                                 8800 N. Gainey Center Drive, Suite 200
                                 Scottsdale, Arizona 85258

                                 SYMANTEC CORPORATION

                                 By:
                                    ---------------------------------------
                                 Title:
                                       ------------------------------------

                                 20330 Stevens Creek Blvd.
                                 Cupertino, California 95014